Exhibit 99.5

Execution Version

AMENDMENT NO. 5 TO CREDIT AGREEMENT

This Amendment No. 5 to Credit Agreement (this “Amendment”) is entered into as of May 26, 2016, by and among Baltimore Gas and Electric Company (the “Borrower”), JPMorgan Chase Bank, N.A., individually and as administrative agent (the “Administrative Agent”), and the other financial institutions signatory hereto (the “Lenders”).

RECITALS

A. The Borrower, the Administrative Agent and the Lenders are party to that certain Credit Agreement dated as of March 23, 2011 (as amended, restated or otherwise modified from time to time, the “Existing Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Existing Credit Agreement.

B. The Borrower, the Administrative Agent and the Lenders wish to amend and restate the Existing Credit Agreement in the form of Exhibit A attached hereto (the “Restated Credit Agreement”), subject to the terms and conditions hereof.

C. The Borrower, the Administrative Agent and the undersigned Lenders are willing to enter into this Amendment on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1. Amendment and Restatement of Existing Credit Agreement. The Borrower, the Administrative Agent and the Lenders agree that the Existing Credit Agreement shall be amended and restated on the Restatement Effective Date (as defined below), such that on the Restatement Effective Date the terms set forth in Exhibit A hereto shall replace the terms of the Existing Credit Agreement. As used in the Restated Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import shall, unless the context otherwise requires, mean, from and after the replacement of the terms of the Existing Credit Agreement by the terms of the Restated Credit Agreement, the Restated Credit Agreement.

2. Representations and Warranties of the Borrower. The Borrower represents and warrants that:

a. The execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s powers, have been duly authorized by all necessary organizational action on the part of the Borrower, and do not and will not contravene (i) the organizational documents of the Borrower, (ii) applicable law or (iii) any contractual or legal restriction binding on or affecting the properties of the Borrower or any Subsidiary.

b. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Amendment, except any order that has been duly obtained and is (i) in full force and effect and (ii) sufficient for the purposes hereof.

c. This Amendment has been duly executed by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforceability thereof may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

d. Each of the representations and warranties contained in the Existing Credit Agreement is true and correct on and as of the date hereof as if made on the date hereof.

e. No Unmatured Default or Event of Default has occurred and is continuing.

3. Effectiveness. This Amendment and the Restated Credit Agreement shall become effective (the “Restatement Effective Date”) on the date of receipt by the Administrative Agent of each of the following, in form and substance satisfactory to the Administrative Agent:

a. an executed copy of this Amendment, duly authorized, executed and delivered by the Borrower, the Administrative Agent, the Lenders, the LC Banks and Swingline Lender;

b. an officer’s certificate from duly authorized officers of the Borrower; and

c. a favorable opinion of counsel for the Borrower.

4. Reference to and Effect Upon the Existing Credit Agreement.

a. Except as specifically amended and supplemented hereby, the Existing Credit Agreement shall remain in full force and effect to the extent in effect immediately prior to this Amendment and is hereby ratified and confirmed.

b. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, the Borrower or any Lender under the Existing Credit Agreement, nor constitute a waiver of any provision of the Existing Credit Agreement, except as specifically set forth herein.

c. The provisions set forth in Sections 8.06, 8.14, and 8.17 of the Existing Credit Agreement are hereby incorporated into this Amendment mutatis mutandis.

5. Costs and Expenses. The Borrower hereby affirms its obligation under Section 8.06 of the Existing Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment. Delivery of an executed counterpart hereof, or a signature page hereto, by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

BALTIMORE GAS AND ELECTRIC COMPANY

By:	/s/ David M. Vahos
Name:	David M. Vahos
Title:	Senior Vice President, CFO and Treasurer

[Signature Page to Amendment No. 5 to Credit Agreement (BG&E)]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, a Lender, LC Bank and Swingline Lender

By:	/s/ Juan Javellana
Name:	Juan Javellana
Title:	Executive Director

[Signature Page to Amendment No. 5 to Credit Agreement (BG&E)]

BANK OF AMERICA, N.A., as a Lender
and LC Bank

By:	/s/ William A. Merritt, III
Name:	William A. Merritt, III
Title:	Director

[Signature Page to Amendment No. 5 to Credit Agreement (BG&E)]

BARCLAYS BANK PLC, as a Lender
and LC Bank

By:	/s/ Craig J. Malloy
Name:	Craig J. Malloy
Title:	Director

[Signature Page to Amendment No. 5 to Credit Agreement (BG&E)]

BNP PARIBAS, as a Lender
and LC Bank

By:	/s/ Brendan Heneghan
Name:	Brendan Heneghan
Title:	Director

By:	/s/ Gregoire Poussard
Name:	Gregoire Poussard
Title:	Vice President

[Signature Page to Amendment No. 5 to Credit Agreement (BG&E)]

CITIBANK, N.A., as a Lender
and LC Bank

By:	/s/ Susan M. Olsen
Name:	Susan M. Olsen
Title:	Vice President

[Signature Page to Amendment No. 5 to Credit Agreement (BG&E)]

GOLDMAN SACHS BANK USA, as a Lender
and LC Bank

By:	/s/ Rebecca Kratz
Name:	Rebecca Kratz
Title:	Authorized Signatory

[Signature Page to Amendment No. 5 to Credit Agreement (BG&E)]

MIZUHO BANK, LTD., as a Lender
and LC Bank

By:	/s/ Leon Mo
Name:	Leon Mo
Title:	Authorized Signatory

[Signature Page to Amendment No. 5 to Credit Agreement (BG&E)]

U.S. BANK NATIONAL ASSOCIATION, as a Lender and LC Bank

By:	/s/ Eric J. Cosgrove
Name:	Eric J. Cosgrove
Title:	Senior Vice President

[Signature Page to Amendment No. 5 to Credit Agreement (BG&E)]

THE BANK OF NOVA SCOTIA, as a Lender
and LC Bank

By:	/s/ David Dewar
Name:	David Dewar
Title:	Director

[Signature Page to Amendment No. 5 to Credit Agreement (BG&E)]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender and LC Bank

By:	/s/ Chi-Cheng Chen
Name:	Chi-Cheng Chen
Title:	Director

[Signature Page to Amendment No. 5 to Credit Agreement (BG&E)]

WELLS FARGO BANK, N.A., as a Lender
and LC Bank

By:	/s/ Nick Schmiesing
Name:	Nick Schmiesing
Title:	Director

[Signature Page to Amendment No. 5 to Credit Agreement (BG&E)]

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:	/s/ John M. Grause
Name:	John M. Grause
Title:	Authorized Signatory

By:	/s/ Gordon Eadon
Name:	Gordon Eadon
Title:	Authorized Signatory

[Signature Page to Amendment No. 5 to Credit Agreement (BG&E)]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Dixon Schultz
Name:	Dixon Schultz
Title:	Managing Director

By:	/s/ Michael Willis
Name:	Michael Willis
Title:	Managing Director

[Signature Page to Amendment No. 5 to Credit Agreement (BG&E)]

CREDIT SUISSE AG, NEW YORK BRANCH, as a Lender

By:	/s/ Bill O’Daly
Name:	Bill O’Daly
Title:	Authorized Signatory

By:	/s/ D. Andrew Maletta
Name:	D. Andrew Maletta
Title:	Authorized Signatory

[Signature Page to Amendment No. 5 to Credit Agreement (BG&E)]

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Sherrese Clarke
Name:	Sherrese Clarke
Title:	Authorized Signatory

[Signature Page to Amendment No. 5 to Credit Agreement (BG&E)]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jon R Hinard
Name:	Jon R Hinard
Title:	Managing Director

[Signature Page to Amendment No. 5 to Credit Agreement (BG&E)]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Ben Thomas
Name:	Ben Thomas
Title:	Authorized Signatory

[Signature Page to Amendment No. 5 to Credit Agreement (BG&E)]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director

[Signature Page to Amendment No. 5 to Credit Agreement (BG&E)]

TD BANK, N.A., as a Lender

By:	/s/ Vijay Prasad
Name:	Vijay Prasad
Title:	Senior Vice President

[Signature Page to Amendment No. 5 to Credit Agreement (BG&E)]

SANTANDER BANK, N.A., as a Lender

By:	/s/ William Maag
Name:	William Maag
Title:	Managing Director

[Signature Page to Amendment No. 5 to Credit Agreement (BG&E)]

BANK OF CHINA, CHICAGO BRANCH, as a Lender

By:	/s/ Kefei Xu
Name:	Kefei Xu
Title:	Senior Vice President & Branch Manager

[Signature Page to Amendment No. 5 to Credit Agreement (BG&E)]

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:	/s/ Ramal L. Moreland
Name:	Ramal L. Moreland
Title:	Vice President

[Signature Page to Amendment No. 5 to Credit Agreement (BG&E)]

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Hussam S. Alsahlani
Name:	Hussam S. Alsahlani
Title:	Vice President

[Signature Page to Amendment No. 5 to Credit Agreement (BG&E)]

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Keith L. Burson
Name:	Keith L. Burson
Title:	Senior Vice President

[Signature Page to Amendment No. 5 to Credit Agreement (BG&E)]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Renee M. Bonnell
Name:	Renee M. Bonnell
Title:	Vice President

[Signature Page to Amendment No. 5 to Credit Agreement (BG&E)]

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Mark Zobel
Name:	Mark Zobel
Title:	Vice President

[Signature Page to Amendment No. 5 to Credit Agreement (BG&E)]

Exhibit A

Exhibit A

CREDIT AGREEMENT

dated as of March 23, 2011

(restated as of May 26, 2016 and as previously amended)

Among

BALTIMORE GAS AND ELECTRIC COMPANY,

as Borrower,

THE LENDERS NAMED HEREIN,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent, LC Bank and Swingline Lender

BANK OF AMERICA, N.A., BARCLAYS BANK PLC and

MIZUHO BANK, LTD.,

as Co-Syndication Agents and LC Banks

JPMORGAN CHASE BANK, N.A., BARCLAYS BANK PLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and MIZUHO BANK, LTD.,

as Joint Lead Arrangers and Book Managers,

and

BNP PARIBAS, CITIBANK, N.A., THE BANK OF NOVA SCOTIA,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., WELLS FARGO BANK, N.A., U.S.

BANK NATIONAL ASSOCIATION and GOLDMAN SACHS BANK USA,

as Co-Documentation Agents, Arrangers and LC Banks

i

ii

SCHEDULES AND EXHIBITS

Schedule I	—	Schedule of Lenders And Commitments
Schedule II	—	Schedule of Existing Letters Of Credit
Schedule III	—	Schedule of Terminating Credit Facilities
Schedule IV	—	Schedule of Required Authorizations
Schedule V	—	LC Bank Commitments

Exhibit A	—	Form Of Assignment And Acceptance
Exhibit B	—	Form Of Borrowing Request
Exhibit C	—	Form Of Request For Issuance
Exhibit D	—	Form Of Notice Of Conversion
Exhibit E	—	Form Of Opinion Of Counsel To Borrower
Exhibit F	—	Form Of Compliance Certificate
Exhibit G	—	Form Of Compliance Certificate of U.S. Tax Compliance Certificate

iii

This CREDIT AGREEMENT (this “Agreement”), dated as of March 23, 2011, is entered into among BALTIMORE GAS AND ELECTRIC COMPANY, a Maryland corporation (the “Borrower”), the lenders listed in Schedule I (together with their successors and assigns, the “Lenders”) and JPMORGAN CHASE BANK, N.A., as a letter of credit issuing bank and the swingline lender and as the administrative agent for the Lenders (in such capacity, as successor to RBS, the “Administrative Agent”).

PRELIMINARY STATEMENT

WHEREAS, the Borrower has requested that the Lenders, the Swingline Lender and the LC Banks extend credit to the Borrower on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.01 Defined Terms.

As used in this Agreement, terms not defined in the lead paragraph or preamble shall have the meanings specified below:

“Act” shall have the meaning assigned to such term in Section 8.15(b).

“Additional Lender” shall have the meaning assigned to such term in Section 2.11(a).

“Administrative Agent” shall have the meaning given such term in the preamble hereto.

“Administrative Questionnaire” means an administrative questionnaire, substantially in the form supplied by the Administrative Agent, completed by a Lender and furnished to the Administrative Agent in connection with this Agreement.

“Adjusted Funds From Operations” shall mean, for any period, Net Cash Flows From Operating Activities for such period plus Interest Expense for such period minus the portion (but not less than zero) of Net Cash Flows From Operating Activities for such period attributable to any consolidated Subsidiary that has no Indebtedness other than Nonrecourse Indebtedness.

“Advance” shall mean an advance by a Lender to the Borrower as part of a Borrowing and refers to a Eurodollar Advance, Swingline Advance or Base Rate Advance.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly or indirectly controls or is controlled by or is under common control with the Person specified. For this purpose, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting shares, by contract or otherwise.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to money-laundering, bribery or corruption.

“Applicable Lending Office” shall mean, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance, and such Lender’s Eurodollar Lending Office in the case of a Eurodollar Advance.

“Applicable Margin” shall mean, with respect to Base Rate Advances and Eurodollar Advances, at all times during which any applicable Rating Level set forth below is in effect, the rate per annum set forth below next to such Applicable Rating Level:

Applicable Rating Level	Applicable Margin for Eurodollar Advances	Applicable Margin for Base Rate Advances
1	0.900%	0.000%
2	1.000%	0.000%
3	1.075%	0.075%
4	1.275%	0.275%
5	1.475%	0.475%
6	1.650%	0.650%

A change in the Applicable Margin resulting from a change in the Applicable Rating Level shall become effective upon the date of announcement of a change in any Reference Rating that results in a change in the Applicable Rating Level.

“Applicable Rating Level” shall be determined, at any time, in accordance with the then-applicable Reference Ratings as follows:

Reference Ratings	Applicable Rating Level
One of the following ratings shall be in effect: Reference Rating by either S&P or Fitch of A or higher or Reference Rating by Moody’s of A2 or higher	1
One of the following ratings shall be in effect: Reference Rating by either S&P or Fitch of A- or higher or Reference Rating by Moody’s of A3 or higher	2
One of the following ratings shall be in effect: Reference Rating by either S&P or Fitch of BBB+ or higher or Reference Rating by Moody’s of Baa1 or higher	3
One of the following ratings shall be in effect: Reference Rating by either S&P or Fitch of BBB or higher or Reference Rating by Moody’s of Baa2 or higher	4
One of the following ratings shall be in effect: Reference Rating by either S&P or Fitch of BBB- or higher or Reference Rating by Moody’s of Baa3 or higher	5
One of the following ratings shall be in effect: Reference Rating by either S&P or Fitch of BB+ or lower or Reference Rating by Moody’s of Ba1 or lower	6

For purposes of the foregoing, (x) at any time that Reference Ratings are available from each of S&P, Moody’s and Fitch and there is a split among such Reference Ratings, then (i) if any two of such Reference Ratings are in the same level, such level shall apply or (ii) if each of such Reference Ratings is in a different level, the level that is the middle level shall apply and (y) at any time that Reference Ratings are available only from any two of S&P, Moody’s and Fitch and there is a split in such Reference Ratings, then the higher* of such Reference Ratings shall apply, unless there is a split in Reference Ratings of more than one level, in which case the level that is one level higher than the lower Reference Rating shall apply. The Reference Ratings shall be determined from the most recent public announcement of any changes in the Reference Ratings. If the rating system of S&P, Moody’s or Fitch shall change, the Borrower and the Administrative Agent shall negotiate in good faith to amend the definition of “Reference Rating” to reflect such changed rating system and, pending the effectiveness of such amendment (which shall require the approval of the Required Lenders), the Reference Rating shall be determined by reference to the rating most recently in effect prior to such change. If the Borrower has no Reference Rating by Moody’s and S&P, Pricing Level 6 shall apply

“Arrangers” shall mean JPMorgan Chase Bank, N.A., Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with any affiliates it deems appropriate to provide the services contemplated herein), Mizuho Bank, Ltd., BNP Paribas Securities Corp., Citigroup Global Markets Inc., The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Wells Fargo Securities, LLC, U.S. Bank National Association and Goldman Sachs Bank USA.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee in the form of Exhibit A.

“Auto-Extension Letter of Credit” shall have the meaning specified in Section 2.04(b).

“Auto-Reinstatement Letter of Credit” shall have the meaning specified in Section 2.04(c).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

*	It being understood and agreed, by way of example, that a Reference Rating of A- is one level higher than a Reference Rating of BBB+.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest in, or the acquisition of any ownership interest in or the exercise of control over, such Person or its parent company by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus  1⁄2 of 1% and (c) the Eurodollar Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Eurodollar Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Eurodollar Rate, respectively.

“Base Rate Advance” shall mean an Advance that bears interest at a rate determined by reference to the Base Rate in accordance with the provisions of Article II.

“Base Rate Borrowing” shall mean a Borrowing comprised of Base Rate Advances.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Borrower” shall mean Baltimore Gas and Electric Company, a Maryland corporation.

“Borrower Materials” shall have the meaning assigned to such term in Section 8.02(b)

“Borrowing” shall mean a borrowing consisting of (i) simultaneous Advances of the same Type and having the same interest period made by each of the Lenders pursuant to Section 2.03 or (ii) a Swingline Advance. All Advances (other than Swingline Advances) of the same Type, having the same Interest Period and made or Converted on the same day shall be deemed a single Borrowing hereunder until repaid or next Converted.

“Borrowing Request” shall mean a request made pursuant to Section 2.03 in the form of Exhibit B.

“Business Day” shall mean any day (other than a day that is a Saturday, Sunday or legal holiday in the State of New York or the State of Maryland) on which banks are open for business in New York, New York and Baltimore, Maryland; provided, however, that, when used in connection with a Eurodollar Advance, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Cash Collateral Account” shall have the meaning specified in Section 6.02(b).

“Cash Equivalents” shall mean (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition; (ii) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (iii) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (iv) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (ii) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (v) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (vi) securities with maturity of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (ii) of this definition; and (vii) shares of money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (i) through (vi) of this definition.

“Change in Control” shall mean the occurrence of either of the following: (i) any entity, person (within the meaning of Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (other than Exelon, any of its affiliates, or any holding company of the Borrower created by Exelon in connection with a Permitted Restructuring) either (A) acquires shares of common stock of the Borrower in a transaction or series of transactions that results in such entity, person or group becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 30% of the outstanding common stock of the Borrower, or (B) acquires, by proxy or otherwise, the right to vote more than 30% of the then outstanding Voting Securities (other than the Non-Economic Interest) of the Borrower (except where such acquisition is made by a Person or Persons appointed by at least a majority of the board of directors of the Borrower or any Person of which the Borrower is a Subsidiary to act as proxy for any purpose); or (ii) the election or appointment, within a twelve-month period, of Persons to the Borrower’s board of directors who were not directors of the Borrower at the beginning of such twelve-month period, and whose election or appointment was not approved by a majority or more of those Persons who were directors at the beginning of such period (or whose appointment was so approved) or by Exelon or a Subsidiary of Exelon that is a parent of the Borrower, where such newly elected or appointed directors constitute a majority of the directors of the board of directors of the Borrower.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and rulings issued thereunder.

“Commitment” shall mean, with respect to each Lender, the commitment of such Lender (i) to make Advances under this Agreement as set forth in Schedule I hereto, (ii) refund or purchase participations in Swingline Advances pursuant to Section 2.03 and (iii) to purchase participations in Letters of Credit pursuant to Section 2.04, in each case, as such commitment may be permanently (A) terminated, reduced or extended from time to time pursuant to Section 2.10 or (B) modified from time to time pursuant to Section 8.05.

“Commitment Increase” shall have the meaning assigned to such term in Section 2.11(a).

“Commitment Percentage” shall mean, as to any Lender as of any date of determination, the percentage describing such Lender’s pro rata share of the Commitments set forth in the Register from time to time.

“Communications” shall have the meaning assigned to such term in Section 8.02(a).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Convert”, “Conversion” and “Converted” each shall mean a conversion of Borrowings of one Type into Borrowings of another Type, or the selection of a new, or the renewal of the same, Interest Period for Eurodollar Borrowings pursuant to the terms of this Agreement.

“Credit Documents” shall mean this Agreement, the Fee Letters, any Note issued or delivered hereunder and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Defaulting Lender” shall mean, subject to Section 8.16(b), any Lender that, as determined by the Administrative Agent, (a) has failed to fund any portion of its Commitments, participations in Letter of Credit obligations or participations in Swingline Advances, required to be funded by it within three Business Days after the date required to be funded by it, unless the subject of a good faith dispute as specified to the Administrative Agent, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it under the Credit Documents within three Business Days after the date when due, unless the subject of a good faith dispute, (c) has notified the Borrower or the Administrative

Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations under the Credit Documents or generally under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default on the part of the Borrower, shall be specifically identified in such writing or public statement) cannot be satisfied), (d) has failed, within three Business Days after request by the Administrative Agent or any LC Bank, to confirm in a manner reasonably satisfactory to the Administrative Agent or such LC Bank, as applicable, that it will comply with its funding obligations, or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by any Governmental Authority or the exercise of control over such Lender or any direct or indirect parent company thereof by any Governmental Authority.

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” in its Administrative Questionnaire or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” shall mean any of the following entities: (i) a financial institution organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (ii) a financial institution organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such financial institution is acting through a branch or agency located in the United States; (iii) any Lender; or (iv) any Affiliate (excluding any individual) of a Lender. In no event shall an Eligible Assignee include an Ineligible Assignee or Participant.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or any Lender or LC Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Equity-Preferred Securities” of any Person shall mean (i) debt or preferred securities that are mandatorily convertible or mandatorily exchangeable into common shares of such Person or other securities of such Person that comply with clause (ii) of this definition and (ii) any other securities, however denominated, including but not limited to trust originated preferred securities, (A) issued by such Person or any Subsidiary of such Person, (B) that are not subject to mandatory redemption or the underlying securities, if any, of which are not subject to mandatory redemption (other than solely for Equity-Preferred Securities or solely at the discretion of the issuer) prior to the date that is 91 days after the Maturity Date, except as a result of a change of control, asset sale or other event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or such other event shall be subject to the prior repayment in full of the Advances and all other Obligations that are accrued and payable and the termination of all Commitments, (C) that are perpetual or do not mature prior to the date that is 91 days after the Maturity Date, (D) the indebtedness issued in connection with which, including any guaranty, is subordinate in right of payment to the unsecured and unsubordinated indebtedness of the issuer of such indebtedness or guaranty, and (E) the terms of which permit the deferral of the payment of interest or distributions thereon until the date that is 91 days after the Maturity Date.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time (or any successor statute) and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean, with respect to any Person, any trade or business (whether or not incorporated) which together with such Person is a single employer within the meaning of Section 4001(b)(1) of ERISA or Section 414 of the Code.

“ERISA Event” shall mean (i) (A) the occurrence of a Reportable Event or (B) the satisfaction of the requirements of paragraph (1) of Section 4043(b) of ERISA with respect to the Borrower or an ERISA Affiliate of the Borrower that is a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Title IV Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA of which the Borrower has actual knowledge will occur with respect to such Title IV Plan within the following thirty (30) days; (ii) the filing of an application for a minimum funding waiver with respect to a Title IV Plan; (iii) the provision by the administrator of any Title IV Plan of a notice of intent to terminate such Title IV Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (iv) the cessation of operations at a facility of the Borrower or any ERISA Affiliate of the Borrower in the circumstances described in Section 4062(e) of ERISA; (v) the withdrawal by the Borrower or any ERISA Affiliate of the Borrower from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (vi) the withdrawal by the Borrower or any ERISA Affiliate of the Borrower from a Multiemployer Plan that results in a liability to the Borrower or any ERISA Affiliate of the Borrower of at least $25,000,000; (vii) the fulfillment of the conditions for the imposition of a lien under Section 303(k) of ERISA with respect to any Title IV Plan; (viii) the provision of security to such Title IV Plan pursuant to Section 302(c)(4) of ERISA or Section 436(f) of the Code; (ix) the institution by the PBGC of proceedings to terminate a Title IV Plan or the appointment of a trustee to administer a Title IV Plan pursuant to Section 4042 of ERISA, or any other event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan; or (x) the reorganization (as described in Section 4241 of ERISA), the insolvency (as described in Section 4245 of ERISA) or the termination of a Multiemployer Plan that results in a liability to the Borrower or any ERISA Affiliate of the Borrower of at least $25,000,000.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurocurrency Liabilities” shall have the meaning specified in Regulation D of the Board, as in effect from time to time.

“Eurodollar Advance” shall mean an Advance that bears interest at the Eurodollar Rate in accordance with the provisions of Article II.

“Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Advances.

“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” in its Administrative Questionnaire or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“Eurodollar Rate” means, with respect to any Eurodollar Advance for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Event of Default” shall have the meaning assigned to such term in Section 6.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Borrowing, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Borrowing, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.18, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Borrowing, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.18(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Exelon” shall mean Exelon Corporation, a Delaware corporation.

“Existing Credit Agreement” shall mean the $600,000,000 Credit Agreement, dated as of December 20, 2006, as amended, among the Borrower, RBS, as administrative agent, and the other financial institutions parties thereto.

“Existing Letters of Credit” is defined in Section 2.04(p).

“Extension Date” means May 26, 2016.

“Extension of Credit” shall mean (i) the making of an Advance or (ii) (A) the issuance of a Letter of Credit (including the deemed issuance of Existing Letters of Credit) or (B) the amendment of any Letter of Credit having the effect of extending the stated termination date thereof or increasing the maximum amount available to be drawn thereunder.

“Facility Fee Rate” shall mean, at all times during which any Applicable Rating Level is in effect, the rate per annum set forth below next to such Applicable Rating Level:

Applicable Rating Level	Facility Fee Rate
1	0.100%
2	0.125%
3	0.175%
4	0.225%
5	0.275%
6	0.350%

A change in the Facility Fee Rate resulting from a change in the Applicable Rating Level shall become effective upon the date of announcement of a change in any Reference Rating that results in a change in the Applicable Rating Level.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.

“Fee Letters” shall mean (i) the Fee Letter, dated February 25, 2011, among the Borrower, RBS, RBS Securities Inc. and Citigroup Global Capital Markets, (ii) the Fee Letter, dated February 25, 2011, among the Borrower, The Bank of Nova Scotia, Credit Agricole Corporate and Investment Bank and U.S. Bank National Association, and (iii) the Fee Letter, dated February 25, 2011, between the Borrower and RBS. After the Fifth Amendment Effective Date, “Fee Letters” shall also include any fee letter executed in connection with the Fifth Amendment.

“Fifth Amendment” means that certain Amendment No. 5 to Credit Agreement dated as of the Fifth Amendment Effective Date, by and among the Borrower, the Administrative Agent and the Lenders signatory thereto.

“Fifth Amendment Effective Date” means May 26, 2016.

“Fitch” shall mean Fitch Ratings, Inc. or any successor.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Form 10-K” shall have the meaning given such term in Section 4.01(m).

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (i) with respect to an LC Bank, such Defaulting Lender’s Commitment Percentage of the LC Outstandings other than LC Outstandings as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, and (ii) with respect to the Swingline Lender, such Defaulting Lender’s Commitment Percentage of Swingline Advances other than Swingline Advances as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.

“GAAP” shall mean generally accepted accounting principles, applied on a consistent basis, as in effect on the date of determination thereof.

“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee Obligation” shall mean, as to any Person (the “guaranteeing person”), any obligation of (i) the guaranteeing person or (ii) another Person (including, without limitation, any bank under any letter of credit), if to induce the creation of such obligation of such other Person the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (y) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Hazardous Substance” shall mean any waste, substance, or material identified as hazardous, dangerous or toxic by any office, agency, department, commission, board, bureau, or instrumentality of the United States or of the State or locality in which the same is located having or exercising jurisdiction over such waste, substance or material.

“Hostile Acquisition” shall mean any Target Acquisition involving a tender offer or proxy contest that has not been recommended or approved by the board of directors (or similar governing body) of the Person that is the subject of such Target Acquisition. As used herein, “Target Acquisition” shall mean any transaction, or any series of related transactions, by which the Borrower and/or any of its Subsidiaries directly or indirectly (i) acquires any ongoing business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise, (ii) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a Person that has ordinary voting power for the election of directors or (iii) otherwise acquires control of a more that 50% ownership interest in any such Person.

“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate.”

“Increasing Lender” shall have the meaning assigned to such term in Section 2.11(a).

“Indebtedness” shall mean, with respect to any Person at any date, without duplication, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person, issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person’s business) which purchase price is due more than one year from the date of incurrence of the obligation in respect thereof or is evidenced by a note or other instrument; (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit (to the extent not collateralized with cash or Cash Equivalents), banker’s acceptances and similar instruments (in each case, whether or not matured); (iv) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments including obligations so evidenced incurred in connection with the acquisition of property, assets or business; (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (vi) all Off-Balance Sheet Liabilities that exceed $25,000,000 in the aggregate; (vii) indebtedness incurred in connection with a Securitization of the Receivables of such Person; (viii) withdrawal liability incurred under ERISA to any Multiemployer Plan by such Person of its ERISA Affiliates and (ix) all indebtedness of others of the type referred to in (i) through (viii) as to which such Person has a Guarantee Obligation.

“Indemnitee” shall have the meaning assigned to such term in Section 8.06(c).

“Ineligible Assignee or Participant” means (a) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof), (b) a Defaulting Lender or its Lender Parent, (c) the Borrower or any of its Affiliates or (d) a Person who, at the time of an assignment or participation, is a Sanctioned Person.

“Information” shall have the meaning specified in Section 8.15(a).

“Interest Coverage Ratio” shall mean, for any period of four consecutive fiscal quarters of the Borrower, the ratio of Adjusted Funds From Operations for such period to Net Interest Expense for such period.

“Interest Expense” shall mean, for any period, “interest expense” as shown on a consolidated statement of income of the Borrower for such period prepared in accordance with GAAP.

“Interest Payment Date” shall mean, with respect to any Advance, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Advance with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date for such Advance had successive Interest Periods of three months’ duration been applicable to any Advance and, in addition, the date of any prepayment of each Advance or Conversion of any Advance to an Advance of a different Type or having a new Interest Period.

“Interest Period” shall mean (i) as to any Eurodollar Advance, the period commencing on the date of such Advance or the date of the Conversion of any Advance into a Eurodollar Advance and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, or such other period as the Borrower and all the Lenders may agree in writing in any specific instance and (ii) as to any Base Rate Advance, the period commencing on the date of such Advance or the Conversion of any Advance into a Base Rate Advance and ending on the earlier of (A) the last day of the next succeeding March, June, September or December and (B) the Maturity Date; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Advances only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“IRS” means the United States Internal Revenue Service.

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association.

“LC Bank” shall mean, as to any Letter of Credit, JPMCB, Bank of America, N.A., Barclays Bank PLC, BNP Paribas, Citibank, N.A., The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Wells Fargo Bank, N.A., U.S. Bank National Association, Mizuho Bank, Ltd., Goldman Sachs Bank USA or any other Lender or Affiliate thereof that has agreed to act as an LC Bank and has issued such Letter of Credit pursuant to Section 2.04.

“LC Bank Commitment” shall mean, with respect to any LC Bank, the commitment of such LC Bank to issue Letters of Credit hereunder. As of the Fifth Amendment Effective Date, the amount of each LC Bank’s LC Bank Commitment is set forth on Schedule V, or if an LC Bank has entered into an Assignment and Acceptance, the amount set forth for such LC Bank as its LC Bank Commitment in the Register maintained by the Administrative Agent.

“LC Committed Amount” shall mean the amount of the aggregate LC Bank Commitments, as the same may be reduced or increased from time to time pursuant to this Agreement.

“LC Outstandings” shall mean, on any date of determination, the sum of (i) the undrawn stated amounts of all Letters of Credit that are outstanding on such date plus (ii) the aggregate principal amount of all unpaid reimbursement obligations of the Borrower on such date with respect to payments made by the Lenders under such Letters of Credit; provided that for purposes of Section 2.01, any Auto-Reinstatement Letter of Credit shall be deemed to be fully undrawn at all times.

“Lender” shall have the meaning given such term in the preamble hereto.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Letter of Credit” shall mean a standby letter of credit issued by an LC Bank pursuant to Section 2.04, as such standby letter of credit may from time to time be amended, modified or extended in accordance with the terms of this Agreement.

“Letter of Credit Fee” shall have the meaning assigned to that term in Section 2.05(b).

“LIBO Rate” means, with respect to any Eurodollar Advance for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Advance for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

“Lien” shall have the meaning specified in Section 5.02(a).

“Majority Lenders” shall mean Lenders having Commitments representing in excess of 50% of the aggregate Commitments or, if the Commitments have been terminated, Lenders holding Outstanding Credits representing in excess of 50% of the Outstanding Credits; provided that the Commitment of, and the portion of the Outstanding Credits held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders.

“Margin Regulations” shall mean Regulations T, U and X of the Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Margin Stock” shall have the meaning given such term under Regulation U of the Board.

“Material Adverse Change” shall mean any event, development or circumstance that has had a material adverse effect on (i) the financial condition or financial results of operations of the Borrower and its Subsidiaries taken as a whole on a consolidated basis or (ii) the validity or enforceability of any of the Credit Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder.

“Material Subsidiary” shall mean, at any time, (i) any Subsidiary of the Borrower the assets of which are equal to or greater than 25% of the consolidated assets (valued at book value) of the Borrower and its Subsidiaries, taken as a whole.

“Maturity Date” shall mean the earlier to occur of (i) May 26, 2021, as such date may be extended for any Lender pursuant to Section 2.10(d) and (ii) the date of termination or reduction in whole of the Commitments pursuant to Section 2.10 or Article VI.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” shall mean a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate of the Borrower (i) is making or accruing an obligation to make contributions, or (ii) within any of the preceding six plan years, made or accrued an obligation to make contributions.

“Multiple Employer Plan” shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower and for the employees of one or more other Persons or (ii) was so maintained and in respect of which the Borrower or any ERISA Affiliate of the Borrower would have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Cash Flows From Operating Activities” shall mean, for any period, “Net Cash Flows provided by Operating Activities” as shown on a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP, excluding any “Changes in assets and liabilities” (as shown on such statement of cash flows) taken into account in determining such Net Cash Flows provided by Operating Activities.

“Net Interest Expense” shall mean, for any period, Interest Expense for such period minus interest on Nonrecourse Indebtedness.

“Non-Defaulting Lender” shall mean, at the time of determination, a Lender that is not a Defaulting Lender.

“Non-Economic Interest” shall mean the non-economic interest issued by the direct parent of the Borrower in connection with the ring-fencing measure required by Order No. 82986, dated October 30, 2009, by the Maryland Public Service Commission.

“Non-Extending Lenders” shall mean Lenders that do not consent to any request for an extension of the Maturity Date pursuant to Section 2.10(d).

“Non-Extension Notice Date” shall have the meaning specified in Section 2.04(b).

“Nonrecourse Indebtedness” shall mean any Indebtedness that finances the acquisition, development, ownership or operation of an asset in respect of which the Person to which such Indebtedness is owed has no recourse whatsoever to the Borrower or any of its Affiliates other than:

(i) recourse to the named obligor with respect to such Indebtedness (the “Debtor”) for amounts limited to the cash flow or net cash flow (other than historic cash flow) from the asset;

(ii) recourse to the Debtor for the purpose only of enabling amounts to be claimed in respect of such Indebtedness in an enforcement of any security interest or lien given by the Debtor over the asset or the income, cash flow or other proceeds deriving from the asset (or given by any shareholder or the like in the Debtor over its shares or like interest in the capital of the Debtor) to secure the Indebtedness, but only if the extent of the recourse to the Debtor is limited solely to the amount of any recoveries made on any such enforcement; and

(iii) recourse to the Debtor generally or indirectly to any Affiliate of the Debtor, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for a breach of an obligation (other than a payment obligation or an obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the Person against which such recourse is available.

“Note” shall mean a promissory note of the Borrower issued pursuant to Section 2.06(e) at the request of a Lender, evidencing the Advances and in form satisfactory to the Administrative Agent, as such promissory note may be amended, modified, supplemented or replaced from time to time.

“Notice of Conversion” shall have the meaning assigned to that term in Section 2.03(b).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates is published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” shall mean, without duplication, all Outstanding Credits and all other obligations of the Borrower to the Lenders and the Administrative Agent, whenever arising, under the Credit Documents.

“Off-Balance Sheet Liability” of a Person shall mean any of the following obligations not appearing on such Person’s balance sheet (i) leveraged leases, sale and leasebacks and other similar lease arrangements of such Person, (ii) any liability under any so called “synthetic lease” transaction entered into by such Person and (iii) any obligation arising with respect to any other transaction, in each case in clauses (i), (ii) and (iii), if and to the extent that such obligation is recognized in accordance with GAAP as being the functional equivalent of borrowing but that does not constitute a liability on the balance sheet of such Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any loan document, or sold or assigned an interest in any Borrowing, Letter of Credit or document related thereto.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.19).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar Advances by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Outstanding Credits” shall mean, on any date of determination, an amount equal to (i) the aggregate principal amount of all Advances outstanding on such date plus (ii) the LC Outstandings on such date.

“Participant Register” shall have the meaning assigned to such term in Section 8.05(f).

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Restructuring” shall mean any transaction involving (i) any separation of the Borrower from Exelon by means of a spin-off, split-off or other similar transaction whereby the stockholders of Exelon receive equity interests of either (x) the Borrower, (y) a Person that owns all the equity interests in the Borrower, or (z) a Person that owns all or substantially all of the businesses of Exelon other than the Borrower (in addition to the existing shares of Exelon or as part of a share exchange transaction, such that, after giving effect to all such transactions, the shareholders of Exelon receive equity interests in two Persons), or (ii) a public offering or private sale of capital stock of the Borrower, provided, that in the case of either (i) or (ii), after giving effect to such transaction, the senior unsecured long-term non credit-enhanced Indebtedness of the Borrower is rated at least BBB- by S&P and Baa3 by Moody’s.

“Permitted Securitization” shall mean (i) the transfer of the Company’s rights under a qualified rate order to an Affiliate, (ii) the issuance of rate stabilization bonds by an Affiliate of the Company, (iii) the creation of Liens on rate stabilization property to secure the payment of the rate stabilization bonds by an Affiliate of the Company, as contemplated by Sections 7-520 et. seq. of the Public Utility Companies Article of the Annotated Code of Maryland) or any successor provision of Maryland law and (iv) any other Securitization by the Company.

“Person” shall mean any natural person, corporation, limited liability company, business trust, joint venture, joint stock company, trust, association, company, partnership or government, or any agency or political subdivision thereof.

“Plan” shall mean any material “employee benefit plan” (as defined in Section 3(3) of ERISA) maintained by the Borrower or any ERISA Affiliate of the Borrower.

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“Post-Maturity Letter of Credit” shall mean any Letter of Credit having a stated expiry date following the Maturity Date, as permitted pursuant to Section 2.04(a)(i).

“Post-Maturity LC Bank” shall have the meaning assigned to such term in Section 2.04(i).

“Prime Rate” means a rate per annum equal to the prime rate of interest announced by JPMCB as its prime rate (which is not necessarily the lowest rate charged to any customer) in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Public Lender” shall have the meaning assigned to such term in Section 8.02(b).

“RBS” means, The Royal Bank of Scotland PLC.

“Receivables” shall mean any accounts receivable, payment intangibles, notes receivable, rights to receive future payments and related rights of any Person (excluding dividends, distributions and other payment rights in respect of equity interests), and any supporting obligations and other financial assets related thereto (including all collateral securing such accounts receivables or other assets, contracts and contract rights, all guarantees with respect thereto, and all proceeds thereof) that are transferred, or in respect of which security interests are granted in one or more transactions that are customary for asset securitizations of such receivables.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender, (c) any LC Bank and (d) the Swingline Lender.

“Reference Rating” by S&P, Fitch or Moody’s shall mean, on any date of determination, the most recently announced long-term, senior unsecured non-credit enhanced debt rating of the Borrower issued by S&P, Fitch or Moody’s, respectively.

“Register” shall have the meaning assigned to such term in Section 8.05(d).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective trustees, administrators, managers, representatives, directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Reportable Event” shall mean any event described in Section 4043(c) of ERISA, other than an event (excluding an event described in Section 4043(c)(1) relating to tax disqualification) with respect to which the thirty (30) day notice requirement of such section has been waived.

“Request for Issuance” shall mean a request made pursuant to Section 2.04(a) in the form of Exhibit C.

“S&P” shall mean Standard and Poor’s Financial Services, LLC, or any successor.

“Sanctioned Country” means, at any time, a country, region or territory which is itself, or whose government is, the subject or target of any Sanctions (as of the Fifth Amendment Effective Date, Cuba, Iran, North Korea, Sudan, Syria and Crimea).

“Sanctioned Person” means, at any time, any Person that is the target of Sanctions, including, without limitation, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“Securitization” shall mean any sale, assignment, conveyance, grant or contribution, or series of related sales, assignments, conveyances, grants or contributions, by any Person of Receivables (or purported sale, assignment, conveyance, grant or contribution) to a trust, corporation or other entity, where the purchase of such Receivables is funded or exchanged in whole or in part by the incurrence or issuance by the purchaser, grantee or any successor entity of indebtedness or securities that are to receive payments from, or that represent interests in, the cash flow derived primarily from such Receivables.

“Single Employer Plan” shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower and for no employees of any Person other than the Borrower or such

ERISA Affiliate or (ii) was so maintained and in respect of which the Borrower or any ERISA Affiliate of the Borrower would have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject, with respect to the Eurodollar Rate, for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Advances shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” shall mean, with respect to any Person, any corporation or other entity of which more than 50% of (i) the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) or (ii) other equity interest comparable to that described in the preceding clause (i) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries, or by one or more other Subsidiaries.

“Swingline Advance” shall mean any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.03, and all such swingline loans collectively as the context requires.

“Swingline Commitment” shall mean, at any time, the lesser of (i) an aggregate principal amount of $100,000,000 and (ii) the amount by which (A) the sum of the aggregate Commitments exceeds (B) the aggregate principal amount of Outstanding Credits at such time.

“Swingline Lender” shall mean JPMorgan Chase Bank, N.A., in its capacity as a swingline lender.

“Swingline Outstandings” shall mean, at any time, the aggregate principal amount of all Swingline Advances outstanding at such time. The Swingline Outstandings of any Lender at any time shall be its Commitment Percentage of the total Swingline Outstandings at such time.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Third Amendment” means that certain Amendment No. 3 to Credit Agreement dated as of December 7, 2015, by and among the Borrower, the Administrative Agent and the Lenders signatory thereto.

“Title IV Plan” shall mean a Single Employer Plan, Multiemployer Plan or Multiple Employer Plan.

“Type”, when used in respect of any Advance or Borrowing, shall refer to the Rate by reference to which interest on such Advance or on the Advances comprising such Borrowing is determined. For purposes hereof, “Rate” shall mean the Eurodollar Rate or the Base Rate.

“Unmatured Default” shall mean the occurrence and continuance of an event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

“Unreimbursed LC Disbursement” shall mean the unpaid obligation (or, if the context so requires, the amount of such obligation) of the Borrower to reimburse an LC Bank for a payment made by such LC Bank under a Letter of Credit, but shall not include any portion of such obligation that has been repaid with the proceeds of Advances hereunder.

“U.S. Person” means a “United States” person within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.18(f)(ii)(B)(3).

“Voting Securities” shall mean the capital stock of the Borrower that is at the time entitled to vote in the election of the board of directors, for any merger, combination or consolidation of the Borrower, or for any other matter or question, in each case, not subject to a contingency not certain to occur and beyond the control of the owner (beneficial or otherwise) of such capital stock.

“Withdrawal Liability” shall have the meaning specified in Part 1 of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02 Terms Generally.

The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. References to any document, instrument or agreement, including any Credit Document, shall be deemed to include any amendment, restatement, modification, supplement or replacement thereto entered into in accordance with the terms thereof and the terms of the Credit Documents. References to any Person shall include such Person’s successors and permitted assigns. The words “hereof”, “herein” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision of such Credit Document. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article V or any related definition to eliminate the effect of any change in GAAP occurring after the date hereof on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Majority Lenders wish to amend Article V or any related definition for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Majority Lenders.

Section 1.03 Time.

All references to time herein shall be references to Eastern Standard Time or Eastern Daylight Time, as the case may be, unless specified otherwise.

ARTICLE II

THE CREDITS

Section 2.01 Extensions of Credit.

(a) Subject to the terms and conditions herein set forth, each Lender agrees, severally and not jointly, to make Advances in U.S. Dollars, at any time and from time to time until the Maturity Date, to the Borrower in an aggregate principal amount at any time outstanding not to exceed such Lender’s Commitment minus an amount equal to such Lender’s Commitment Percentage multiplied by the LC Outstandings at such time.

(b) At no time shall the Outstanding Credits exceed the aggregate Commitments. The Borrower agrees to prepay Advances (subject to payment of the breakage fee required pursuant to Section 8.06(b)(ii)), satisfy reimbursement obligations and/or deposit funds in the Cash Collateral Account in respect of undrawn Letters of Credit to the extent required to ensure compliance with this provision at all times.

(c) No more than ten Eurodollar Borrowings shall be outstanding at any one time.

(d) Within the foregoing limits, the Borrower may borrow, pay or prepay, subject to the limitations set forth in Sections 2.11(a), and reborrow Advances hereunder, on and after the date hereof and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

Section 2.02 Advances.

(a) Each Advance (other than Swingline Advances, which shall be made by the Swingline Lender in accordance with Section 2.03) shall be made as part of a Borrowing consisting of Advances made by the Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Advance shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Advance required to be made by such other Lender). The Advances (other than Swingline Advances) comprising any Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or an aggregate principal amount equal to the remaining balance of the available Commitments).

(b) Each Borrowing (other than with respect to Swingline Advances) shall be comprised entirely of Eurodollar Advances or Base Rate Advances, as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Advance; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Advance in accordance with the terms of this Agreement. Subject to Section 2.01(c), Borrowings of more than one Type may be outstanding at the same time.

(c) Each Lender shall make each Advance to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent, not later than 12:00 noon, and the Administrative Agent shall, by 2:00 P.M., credit the amounts so received to the account or accounts specified from time to time in one or more notices delivered by the Borrower to the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent in accordance with this subsection (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower (without waiving any claim against such Lender for such Lender’s failure to make such portion available) severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate; provided, however, that should both the Borrower and such Lender repay the Administrative Agent in accordance with this sentence, the Administrative Agent will forthwith return the amount in excess of the portion due to it under this sentence to the Borrower. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement.

Section 2.03 Borrowing and Conversion Procedures; Swingline Advances.

(a) In order to request a Borrowing, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 10:00 A.M. three Business Days before such Borrowing, and (b) in the case of a Base Rate Borrowing (which is not a Swingline Advance) not later than 10:00 A.M. or in the case of a Swingline Advance, not later than 1:00 P.M. on the Business Day of such Borrowing. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Base Rate Borrowing or will consist of a Swingline Advance; (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto, which shall not end after the Maturity Date. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Swingline Advance shall be made and maintained as a Base Rate Borrowing at all times.

(b) The Borrower may on any Business Day, by delivering a Notice of Conversion (a “Notice of Conversion”) to the Administrative Agent not later than 10:00 A.M. on the third Business Day prior to the date of the proposed Conversion, and subject to the provisions of Sections 2.09 and 2.13, Convert any Borrowing of one Type or for one Interest Period into a Borrowing of another Type or for another Interest Period (other than Swingline Advances); provided, however, that any Conversion of any Eurodollar Borrowing shall be made on, and only on, the last day of an Interest Period. Each such Notice of Conversion shall be in substantially the form of Exhibit D hereto and shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Borrowings to be Converted, (iii) if such Conversion will result in a Eurodollar Borrowing, the duration of the Interest Period for such Eurodollar Borrowing and (iv) the aggregate amount of Borrowings proposed to be Converted. If the Borrower shall not have provided a Notice of Conversion with respect to any Eurodollar Borrowing on or prior to 10:00 A.M. on the third Business Day prior to the last day of the Interest Period applicable thereto, in the case of a Conversion to or in respect of Eurodollar Advances, or if an Event of Default shall have occurred and be continuing on the third Business Day prior to the last day of the Interest Period with respect to any Eurodollar Borrowing, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Borrowing will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Borrowing.

(c) Notwithstanding any other provision of this Agreement to the contrary, no Borrowing shall be requested or Converted if the Interest Period with respect thereto would end after the Maturity Date. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 and of each Lender’s portion of the requested Borrowing or Conversion.

(d) Subject to the terms and conditions of this Agreement, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, shall make Swingline Advances to the Borrower from time to time from on or after the date hereof through, but not including, the Maturity Date; provided, that the aggregate principal amount of all Swingline Outstandings (after giving effect to any amount requested), shall not exceed the Swingline Commitment, and that the Outstanding Credits of any Lender (after giving effect to any amount requested) shall not exceed such Lender’s Commitment; and provided further, that the Borrower shall not use the proceeds of any Swingline Advance to refinance any outstanding Swingline Advance. Each Swingline Advance shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Swingline Advance may be in the aggregate amount of the unused Swingline Commitment). The Borrower shall repay to the Swingline Lender the outstanding principal amount of each Swingline Advance on the earlier of (i) 10 Business Days after the date such Swingline Advance is made and (ii) the Maturity Date, in each case, together with interest accrued thereon. Within the foregoing limits, the Borrower may borrow, repay and reborrow Swingline Advances, in each case under this Section 2.03.

(e) Swingline Advances shall be refunded by the Lenders on demand by the Swingline Lender. Such refundings shall be made by the Lenders in accordance with their respective Commitment Percentages and shall thereafter be reflected as Advances of the Lenders on the books and records of the Administrative Agent. Each Lender shall fund its Commitment Percentage of Advances required to repay Swingline Advances outstanding upon demand by the Swingline Lender but in no event later than 1:00 P.M. on the next succeeding Business Day after such demand is made. No Lender’s obligation to fund its Commitment Percentage of a Swingline Advance shall be affected by any other Lender’s failure to fund its Commitment Percentage of a Swingline Advance, nor shall any Lender’s Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Commitment Percentage of a Swingline Advance.

(f) The Borrower shall pay to the Swingline Lender on demand, the outstanding principal amount of all Swingline Advances, together with interested accrued thereon, to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Advances requested or required to be refunded. In addition, the Borrower hereby authorizes the Administrative Agent to charge any account maintained by the Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the outstanding principal amount of such Swingline Advances to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding principal amount of the Swingline Advances requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Commitment Percentages (unless the amounts so recovered by or on behalf of the Borrower pertain to a Swingline Advance extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received notice in the manner required pursuant to Section 5.03 and which such Event of Default has not been waived in accordance with Section 8.09).

(g) Each Lender acknowledges and agrees that its obligation to refund Swingline Advances (other than Swingline Advances extended after the occurrence and during the continuation of an Event of Default of which the Administrative Agent has received notice in the manner required pursuant to Section 5.03 and which such Event of Default has not been waived in accordance with Section 8.09) in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article III. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Advance pursuant to this Section, any event described in Section 6.01(e) or (f) shall have occurred, each Lender will, on the date the applicable Advance would have been made, purchase an undivided participating interest in such Swingline Advance to be refunded in an amount equal to its Commitment Percentage of the aggregate amount of such Swingline Advance. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation, and upon receipt of such amount the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s participating interest in a Swingline Advance, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded).

Section 2.04 Letters of Credit.

(a) Upon the written request of the Borrower and subject to the terms and conditions hereof, each LC Bank, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, shall, at any time and from time to time until the fifth Business Day preceding the Maturity Date, issue one or more Letters of Credit denominated in U.S. Dollars in an aggregate stated amount not in excess of such LC Bank’s LC Bank Commitment for the account of the Borrower or one of its Subsidiaries; provided that the Borrower shall be the account party for the purposes of this Agreement and shall have the reimbursement obligations with respect thereto. Each Letter of Credit shall be issued in a form acceptable to the issuing LC Bank. Each Letter of Credit shall be issued (or the stated maturity thereof extended or terms thereof modified or amended) on not less than two Business Days’ (or such shorter period as may be agreed to by the Borrower and the applicable LC Bank) prior notice thereof by delivery of a Request for Issuance of a Letter of Credit to such LC Bank (which shall promptly forward copies thereof to the Administrative Agent). Each such Request for Issuance shall specify (i) the date (which shall be a Business Day) of issuance of such Letter of Credit (or the date of effectiveness of such extension, modification or amendment) and the stated expiry date thereof; provided, that (A)(I) all Letters of Credit with a stated expiry date after the Maturity Date shall be returned and cancelled (with the beneficiary’s consent) or cash collateralized in accordance with Section 6.02(b)(iii) at least 30 days prior to the Maturity Date and (II) no such Letter of Credit may be issued with a stated expiry after the date that is three (3) months after the Maturity Date and (B) Auto-Extension Letters of Credit will be permitted, subject to subsection (a)(i)(A) above and subsection (b) below, (ii) the proposed stated amount of such Letter of Credit, (iii) the name and address of the beneficiary of such Letter of Credit and (iv) a statement of drawing conditions applicable to such Letter of Credit, and if such Request for Issuance relates to an amendment or modification of a Letter of Credit, it shall be accompanied by the consent of the beneficiary of the Letter of Credit thereto. Each Request for Issuance of a Letter of Credit shall be irrevocable unless modified or rescinded by the Borrower not less than one Business Day prior to the proposed date of issuance (or effectiveness) specified therein. Not later than 12:00 noon on the proposed date of issuance (or effectiveness) specified in such Request for Issuance of a Letter of Credit, and upon fulfillment of the applicable conditions precedent and the other requirements set forth herein, the applicable LC Bank shall issue (or extend, amend or modify) such Letter of Credit and provide notice and a copy thereof to the Borrower and to the Administrative Agent. The Administrative Agent shall furnish to each Lender that may so request a copy of such Letter of Credit. Each LC Bank shall provide to the Administrative Agent, on a quarterly basis, a list of the amounts and expiration dates of all undrawn Letters of Credit and each Lenders’ pro rata share thereof, a copy of which list the Administrative Agent shall furnish to each Lender.

(b) If the Borrower so requests in any Request for Issuance, the applicable LC Bank shall issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such LC Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such LC Bank, the Borrower shall not be required to make a specific request to such LC Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such LC Bank to permit the extension of such Letter of Credit at any time to an expiry date permitted pursuant to Section 2.4(a)(i); provided, however, that such LC Bank shall not permit any such extension if (A) such LC Bank has determined on the relevant Non-Extension Notice Date that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.04(a) or (d) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent that an Event of Default has occurred and is continuing.

(c) If the Borrower so requests in any Request for Issuance, the applicable LC Bank may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by such LC Bank, the Borrower shall not be required to make a specific request to such LC Bank to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such LC Bank to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit; provided, however, that such LC Bank shall not be required to permit any such reinstatement if such LC Bank has determined that it would not be permitted, or would have no obligation, at such time to reinstate such Letter of Credit under the terms hereof (by reason of the provisions of the first sentence of Section 2.04(d) or otherwise).

(d) No Letter of Credit shall be requested or issued hereunder if, after the issuance thereof, (i) the LC Outstandings would exceed $600,000,000, (ii) the LC Outstandings with respect to Letters of Credit issued by any LC Bank would exceed the LC Bank Commitment of such LC Bank, or (iii) the Outstanding Credits would exceed the aggregate Commitments. No LC Bank shall be under any obligation to issue any Letter of Credit if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such LC Bank from issuing such Letter of Credit, (B) any law applicable to such LC Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such LC Bank shall prohibit, or request that such LC Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such LC Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such LC Bank is not otherwise compensated hereunder) not in effect on the date hereof, or shall impose upon such LC Bank any unreimbursed loss, cost or expense that was not applicable on the date hereof and that such LC Bank in good faith deems material to it, (C) the issuance of such Letter of Credit would violate one or more policies of such LC Bank or (D) any Lender is at that time a Defaulting Lender, unless such LC Bank has entered into arrangements, including the delivery of cash collateral, satisfactory to such LC Bank (in its sole discretion) with the Borrower or such Lender to eliminate such LC Bank’s actual or potential Fronting Exposure (after giving effect to Section 8.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other LC Outstandings as to which such LC Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(e) The Borrower hereby agrees to pay to the Administrative Agent for the account of the applicable LC Bank, no later than the second Business Day following demand made by such LC Bank or the Administrative Agent, on and after each date on which such LC Bank shall pay any amount under any Letter of Credit issued by it, a sum equal to the amount so paid plus interest on such amount from the date so paid by such LC Bank until repayment to such LC Bank in full at a fluctuating interest rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Advances plus, if any amount paid by such LC Bank under a Letter of Credit is not reimbursed by the Borrower within four Business Days (whether with the proceeds of Advances or otherwise), 2%.

(f) No Letter of Credit shall be amended or modified after issuance without the prior written consent of the Borrower, which consent may be sent by telecopy.

(g) Upon the issuance of any Letter of Credit by an LC Bank, such LC Bank hereby sells and transfers to each Lender, and each Lender hereby acquires from such LC Bank, an undivided interest and participation to the extent of such Lender’s Commitment Percentage in and to such Letter of Credit, including the obligations of such LC Bank under and in respect thereof and the Borrower’s reimbursement and other obligations in respect thereof, whether now existing or hereafter arising.

(h) Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the applicable LC Bank in such Letter of Credit and the rights and obligations arising thereunder, in each case in an amount equal to its Commitment Percentage of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the applicable LC Bank therefor and discharge when due, its Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender’s participation in any Letter of Credit, if an LC Bank shall not have been reimbursed in full for any payment made by such LC Bank under any Letter of Credit on the date of such payment, such LC Bank shall promptly notify the Administrative Agent and the Administrative Agent shall promptly notify each Lender of such non-reimbursement and the amount thereof. Upon receipt of such notice from the Administrative Agent, each Lender shall pay to the Administrative Agent for the account of such LC Bank an amount equal to such Lender’s Commitment Percentage of such Unreimbursed LC Disbursement, plus interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from the date of such payment by such LC Bank to the date of payment to such LC Bank by such Lender. All such payments by each Lender shall be made in United States dollars and in same day funds not later than 3:00 P.M. on the later to occur of (A) the Business Day immediately following the date of such payment by such LC Bank and (B) the Business Day on which such Lender shall have received notice of such non-reimbursement; provided, however, that if such notice is received by such Lender later than 11:00 A.M. on such Business Day, such payment shall be payable on the next Business Day. Each Lender agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. If a Lender shall have paid to such LC Bank its ratable portion of any Unreimbursed LC Disbursement, together with all interest thereon required by the second sentence of this subsection (h), such Lender shall be entitled to receive its ratable share of all interest paid by the Borrower in respect of such Unreimbursed LC Disbursement. If such Lender shall have made such payment to such LC Bank, but without all such interest thereon required by the second sentence of this subsection (h), such Lender shall be entitled to receive its ratable share of the interest paid by the Borrower in respect of such Unreimbursed LC Disbursement only from the date it shall have paid all interest required by the second sentence of this subsection (h).

(i) On the Maturity Date, each LC Bank shall be deemed to have purchased without recourse a risk participation in each Post-Maturity Letter of Credit from each other LC Bank that has issued such Post-Maturity Letter of Credit (each such issuing LC Bank, a “Post-Maturity LC Bank”) and the rights and obligations arising thereunder, in each case in an amount equal to its pro rata share of the LC Committed Amount (based on its LC Bank Commitment) of the obligations under such Post-Maturity Letter of Credit, including the rights hereunder in the Cash Collateral Account in respect of such Post-Maturity Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the applicable Post-Maturity LC Bank therefor and discharge when due, its pro rata share of the obligations arising under such Post-Maturity Letter of Credit. Without limiting the scope and nature of each LC Bank’s participation in any Post-Maturity Letter of Credit, if an Post-Maturity LC Bank shall not have been reimbursed in full for any payment made by such Post-Maturity LC Bank under any Post-Maturity Letter of Credit on the date of such payment, whether directly by the Borrower or from the Cash Collateral Account, such Post-Maturity LC Bank shall promptly notify the Administrative Agent and the Administrative Agent shall promptly notify each other LC Bank of such non-reimbursement and the amount thereof. The provisions set forth in Section 2.04(h) applicable to the Lenders with respect to the payment of participations in Letters of Credit generally shall apply to the payments in respect of such participations in Post-Maturity Letters of Credit by the LC Banks.

(j) The failure of any Lender to make any payment to an LC Bank in accordance with subsection (h) above shall not relieve any other Lender of its obligation to make payment, but neither such LC Bank nor any Lender shall be responsible for the failure of any other Lender to make such payment. If any Lender shall fail to make any payment to an LC Bank in accordance with subsection (h) above, then such Lender shall pay to such LC Bank forthwith on demand such corresponding amount together with interest thereon, for each day until the date such amount is repaid to such LC Bank at the Federal Funds Effective Rate. Nothing herein shall in any way limit, waive or otherwise reduce any claims that any party hereto may have against any non-performing Lender.

(k) If any Lender shall fail to make any payment to an LC Bank in accordance with subsection (h) above, then, in addition to other rights and remedies that such LC Bank may have, the Administrative Agent is hereby authorized, at the request of such LC Bank, to withhold and to apply to the payment of such amounts owing by such Lender to such LC Bank and any related interest, that portion of any payment received by the Administrative Agent that would otherwise be payable to such Lender. In furtherance of the foregoing, if any Lender shall fail to make any payment to an LC Bank in accordance with subsection (h) above, and such failure shall continue for five Business Days following written notice of such failure from such LC Bank to such Lender, such LC Bank may acquire, or transfer to a third party acceptable to the Borrower, such acceptance, not to be unreasonably withheld, in exchange for the sum or sums due from such Lender, such Lender’s interest in the related Unreimbursed LC Disbursement and all other rights of such Lender hereunder in respect thereof, without, however, relieving such Lender from any liability for damages, costs and expenses suffered by such LC Bank as a result of such failure, and prior to such transfer, such LC Bank shall be deemed, for purposes of Section 2.16 and Article VI hereof, to be a Lender hereunder owed an Advance in an amount equal to the outstanding principal amount due and payable by such Lender to the Administrative Agent for the account of such LC Bank pursuant to subsection (h) above. The purchaser of any such interest shall be deemed to have acquired an interest senior to the interest of such Lender and shall be entitled to receive all subsequent payments that such LC Bank or the Administrative Agent would otherwise have made hereunder to such Lender in respect of such interest.

(l) The payment obligations of the Borrower under Section 2.04(e) in respect of any payment under any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any other agreement or instrument relating thereto or to such Letter of Credit;

(ii) any amendment or waiver of, or any consent to departure from, the terms of this Agreement or such Letter of Credit;

(iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary, or any transferee, of such Letter of Credit (or any Person for which any such beneficiary or any such transferee may be acting), or any other Person, whether in connection with this Agreement, the transactions contemplated thereby or by such Letter of Credit, or any unrelated transaction;

(iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment in good faith by an LC Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit;

(vi) any failure to issue a Letter of Credit (or any amendment thereto) in accordance with the specifications set forth by the Borrower pursuant to Section 2.04(a), provided that the Borrower may cause such a Letter of Credit (or such amendment) to be replaced or rescinded if (A) it provides written notice to the applicable LC Bank (which shall promptly forward copies to the Administrative Agent for distribution to the Lenders) of any discrepancy from such specifications within three Business Days after the Borrower shall have received a copy of such Letter of Credit (or such amendment), (B) such discrepancy is material and consequential, and (C) the beneficiary of such Letter of Credit consents in writing to such replacement or revocation;

(vii) any claim or potential claim for breach of warranty by the applicable LC Bank, the Lenders or the Borrower against the beneficiary of a Letter of Credit; and

(viii) any action or inaction taken or not taken by an LC Bank or any of its correspondents in connection with any Letter of Credit or any sight draft, certificate or other document presented pursuant thereto, if taken or not taken, as the case may be, in good faith and in conformity with applicable law.

(m) Without limiting any other provision of this Section 2.04, for purposes of this each LC Bank and any of its respective correspondents:

(i) may rely upon any oral, telephonic, telegraphic, facsimile, electronic, written or other communication believed in good faith to have been authorized by the Borrower, whether or not given or signed by an authorized person of the Borrower;

(ii) shall not be responsible for errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document in connection with a Letter of Credit, whether transmitted by courier or facsimile, or for errors in interpretation of technical terms or in translation (and such LC Bank and its correspondents may transmit Letter of Credit terms without translating them), other than those errors resulting from gross negligence or willful misconduct of such LC Bank or such correspondent, as the case may be, as determined by a final judgment of a court of competent jurisdiction;

(iii) shall not be responsible, absent the gross negligence or willful misconduct of such LC Bank or its correspondents, as determined by a final judgment of a court of competent jurisdiction, for verifying the identity or authority of any signer of, or the form, accuracy, genuineness, falsification or legal effect of, any draft, certificate or other document presented under any Letter of Credit if such draft, certificate or other document on its face appears to be in order;

(iv) shall not be responsible for any acts or omissions by, or the solvency of, the beneficiary of any Letter of Credit or any other Person or entity having any role in any transaction underlying such Letter of Credit;

(v) may accept or pay as complying with the terms and conditions of any Letter of Credit, any draft, certificate or other document appearing on its face (i) substantially to comply with the terms and conditions of such Letter of Credit, (ii) to be signed or presented by, or issued to any successor of, the beneficiary or any other person required or authorized by such Letter of Credit to sign or present any sight draft, certificate or other document under such Letter of Credit, including any administrator, executor, personal representative, trustee in bankruptcy, debtor in possession, liquidator, receiver, or successor by merger or consolidation, or any other Person or entity purporting to act as the representative of or in place of any of the foregoing, or (iii) to have been signed, presented or issued after a change of name of the beneficiary of such Letter of Credit;

(vi) may disregard any discrepancies known to it in any Letter of Credit that do not reduce, in the good faith judgment of such LC Bank or its correspondents, the value of the performance to the Borrower by the beneficiary of such Letter of Credit in any transaction underlying such Letter of Credit;

(vii) shall not be responsible for the effectiveness or suitability of any Letter of Credit with respect to the Borrower’s purpose in requesting such Letter of Credit;

(viii) shall not be liable to the Borrower for any consequential or special damages, or for any damages resulting from any change in the value of any goods or other property subject to or underlying any Letter of Credit;

(ix) absent any gross negligence or willful misconduct on part of such LC Bank or its correspondents, as determined by a final judgment of a court of competent jurisdiction, may honor a previously dishonored presentation under a Letter of Credit, whether pursuant to court order, to settle or compromise any claim wrongfully dishonored, or otherwise, and shall be entitled to reimbursement of amounts paid under such Letter of Credit to the same extent as if such presentation had been honored initially; and

(x) may pay amounts owed to any paying or negotiating bank (designated or permitted by the terms of any Letter of Credit) claiming that it rightfully honored, under the laws or practices of the place where it is located, any sight draft, certificate or other document presented under any Letter of Credit.

None of the circumstances described in this Section 2.04(m) shall subject such LC Bank or any of its correspondents to any liability to the Borrower.

(n) The Borrower assumes all risks of the acts and omissions of any beneficiary or transferee of any Letter of Credit. Neither the Administrative Agent, any LC Bank, the Lenders nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be liable or responsible for (i) the use that may be made of such Letter of Credit or any acts or omissions of any beneficiary or transferee thereof in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by any LC Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make payment under a Letter of Credit, except that the Borrower shall have the right to bring suit against the applicable LC Bank, and the applicable LC Bank shall be liable to the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower that the Borrower proves in the final judgment of a court of competent jurisdiction were caused by the applicable LC Bank’s willful misconduct or gross negligence in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit. In furtherance and not in limitation of the foregoing, any LC Bank may accept sight drafts and accompanying certificates presented under the Letter of Credit issued by such LC Bank that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and payment against such documents shall not constitute willful misconduct or gross negligence by such LC Bank. Notwithstanding the foregoing, no Lender shall be obligated to indemnify any LC Bank for damages caused by such LC Bank’s willful misconduct or gross negligence, as determined by a final judgment of a court of competent jurisdiction.

(o) The Borrower acknowledges that the rights and obligations of the applicable LC Bank under any Letter of Credit are independent of the existence, performance or nonperformance of any contract or arrangement underlying such Letter of Credit. The applicable LC Bank shall notify the Borrower of its receipt of a sight draft, certificate or other document presented under any Letter of Credit or of its decision to honor such Letter of Credit, and the applicable LC Bank will use reasonable efforts to provide such notice to the Borrower before making payment against such sight draft, certificate or other document; provided that such payment shall not as a result thereof be delayed. The applicable LC Bank may, without incurring any liability to the Borrower or impairing its entitlement to reimbursement under this Agreement, honor any Letter of Credit despite notice from the Borrower of, and without any duty to inquire into, any defense to payment or any adverse claims or other rights against the beneficiary of the Letter of Credit or any other Person. The applicable LC Bank shall have no duty to request or require the presentation of any document, including any default certificate, not required to be presented under the terms and conditions of any Letter of Credit. The applicable LC Bank shall have no duty to seek any waiver of discrepancies from the Borrower, nor any duty to grant any waiver of discrepancies that the Borrower approves or requests. The applicable LC Bank shall have no duty to extend the expiration date or term of any Letter of Credit or, except as provided under Section 2.04(l)(vi), to issue a replacement letter of credit on or before the expiration date of such Letter of Credit or the end of such term. The applicable LC Bank shall not be liable to the Borrower under this Section 2.04(o) for any action or inaction by it, unless such action or inaction results from such LC Bank’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

(p) From and after the date of this Agreement, the letters of credit described on Schedule II (the “Existing Letters of Credit”) shall be deemed to constitute Letters of Credit issued pursuant to Section 2.04(a) in which the Lenders participate pursuant to Section 2.04(h). Fees shall accrue in respect of the Existing Letters of Credit as provided in Section 2.05, commencing on the date the conditions precedent specified in Section 3.01 have been satisfied.

(q) Unless otherwise expressly agreed by the applicable LC Bank and the Borrower when a Letter of Credit is issued, the rules of the “International Standby Practices 1998” written by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

Section 2.05 Fees

(a) Facility Fee. In consideration of the Commitments being made available by the Lenders, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of the Lenders, a facility fee equal to the Facility Fee Rate in effect from time to time on such Lender’s pro rata share of the Commitments (regardless of usage) during the period commencing on August 10, 2012 and ending on the Maturity Date (or, if later, the date on which all obligations of the Borrower to such Lender hereunder have been paid in full and such Lender has no participation interests in any outstanding Letters of Credit), payable in arrears on the last Business Day of each March, June, September and December during such period and on such Maturity Date.

(b) Letter of Credit Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a letter of credit fee (the “Letter of Credit Fee”), at a rate per annum equal to the Applicable Margin with respect to Eurodollar Advances on the daily average amount of each such Lender’s Commitment Percentage multiplied by the LC Outstandings, from the date hereof until the Maturity Date (or in the case of any Post-Maturity Letter of Credit, until the stated expiry date thereof), payable in arrears on the last Business Day of each March, June, September and December during the term of such Lender’s Commitment, and on the Maturity Date (and in the case of any Post-Maturity Letter of Credit, on the stated expiry date thereof).

(c) Additional Fees. The Borrower shall pay to the Administrative Agent, for its own account, and to the Arrangers, for their own respective accounts, such other fees as are required to be paid to it under the Fee Letters to which the Administrative Agent or the Arrangers are a party. The Borrower shall pay to the Administrative Agent, on behalf of the Lenders, such fees as are required to be paid to it under the Fee Letters to which any Lender is a party. The Borrower shall pay to each LC Bank, for its own account, such other fees relating to the issuance of Letters of Credit as have been or may from time to time be agreed between them.

(d) Nonrefundable; Basis for Calculation. Once paid, none of the facility fees, Letter of Credit Fees or other fees provided for in this Section 2.05 shall be refundable under any circumstances. All fees shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

Section 2.06 Repayment of Advances; Evidence of Indebtedness.

(a) The outstanding principal balance of each Advance shall be due and payable on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Advance made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Advance made hereunder, the Type of each Advance made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to subsections (b) and (c) of this Section 2.06 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that in the event of a discrepancy between the entries made in the accounts maintained pursuant to subsections (b) and (c) of this Section 2.06, the entries made by the Administrative Agent in subsection (c) shall govern over the entries made by the Lenders in subsection (b) (absent manifest error), and provided, further that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Advances and interest thereon in accordance with their terms.

(e) Any Lender may request that its Advances be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender. Thereafter, the Advances evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 8.05) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 8.05, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Advances once again be evidenced as described in subsections (a) and (b) above.

Section 2.07 Interest.

(a) Subject to the provisions of subsection (e) below and Sections 2.08, 2.09 and 2.13, the Advances comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(b) Subject to the provisions of Section 2.08, the Advances comprising each Swingline Advance shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365/366 days, as the case may be, for periods during which the Base Rate is determined by reference to JPMorgan Chase Bank, N.A.’s prime rate and 360 days for other periods) at a rate per annum equal to the Base Rate plus the Applicable Margin.

(c) Subject to the provisions of Section 2.08, the Advances comprising each Base Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365/366 days, as the case may be, for periods during which the Base Rate is determined by reference to JPMorgan Chase Bank, N.A.’s prime rate and 360 days for other periods) at a rate per annum equal to the Base Rate plus the Applicable Margin.

(d) Interest on each Advance shall be payable in arrears on the earlier of (i) each Interest Payment Date applicable to such Advance and (ii) the Maturity Date, except as otherwise provided in this Agreement.

Section 2.08 Default Interest.

Except as otherwise provided in Section 2.04(e), if and for so long as an Event of Default shall have occurred and be continuing, each Advance outstanding hereunder shall bear interest at the rate otherwise applicable to such Advance plus 2%. Without limiting the foregoing, if the Borrower shall default in the payment of any amount becoming due hereunder (other than the principal amount of any Advance), whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time from the Administrative Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed as provided in Section 2.07(c)) equal to the Base Rate plus the Applicable Margin for Base Rate Advances plus 2%.

Section 2.09 Alternate Rate of Interest.

In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined (i) that dollar deposits in the principal amounts of the Eurodollar Advances comprising such Borrowing are not generally available in the London interbank market or (ii) that reasonable means do not exist for ascertaining the Eurodollar Rate, the Administrative Agent shall, as soon as practicable thereafter, give telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination under clause (i) or (ii) above, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 shall be deemed to be a request for a Base Rate Borrowing and (y) each Eurodollar Advance then outstanding will automatically, on the last day of the then applicable Interest Period therefor, Convert into a Base Rate Advance. In the event the Majority Lenders notify the Administrative Agent that the rates at which dollar deposits are being offered will not adequately and fairly reflect the cost to such Lenders of making or maintaining Eurodollar Advances during any Interest Period, the Administrative Agent shall notify the Borrower of such notice and until the Majority Lenders shall have advised the Administrative Agent that the circumstances giving rise to such notice no longer exist, (A) any request by the Borrower for a Eurodollar Borrowing shall be deemed a request for a Base Rate Borrowing and (B) each Eurodollar Advance then outstanding will automatically, on the last day of the then applicable Interest Period therefor, Convert into a Base Rate Advance. Each determination by the Administrative Agent hereunder shall be made in good faith and shall be conclusive absent manifest error; provided that the Administrative Agent shall, upon request, provide to the Borrower a certificate setting forth in reasonable detail the basis for such determination.

Section 2.10 Termination, Reduction and Extension of Commitments.

(a) The Commitments shall automatically terminate on the Maturity Date.

(b) Upon at least three Business Days’ prior written notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $5,000,000, (ii) no such termination or reduction shall be made that would reduce the aggregate Commitments to an amount (A) less than the Outstanding Credits on the date of such termination or reduction (after giving effect to Section 2.12(b)) or (B) less than $25,000,000, unless the result of such termination or reduction referred to in this clause (B) is to reduce the aggregate Commitments to $0, and (iii) the definition of “LC Committed Amount” set forth in Section 1.01 shall be deemed amended to reflect an LC Committed Amount equal to the aggregate Commitments following such reduction. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10(b) and of each Lender’s portion of any such termination or reduction of the aggregate Commitments.

(c) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. Once terminated, a Commitment may not be reinstated. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction of the Commitments, the facility fee payable on the Commitments under Section 2.05(a) so terminated or reduced accrued through the date of such termination or reduction.

(d) The Borrower may request two one-year extensions of the Maturity Date. The Borrower shall make each such request by delivering a written request for same to the Administrative Agent no earlier than 60 days prior to the Extension Date and no later than 30 days prior to the then-effective Maturity Date. Any such extension shall be effective on the Maturity Date in effect immediately prior to such extension, if (i) consented to by Majority Lenders (in their sole discretion) within 30 days after such request, (ii) (A) all Advances and other amounts owing under this Agreement to any Non-Extending Lenders are paid in full on the Maturity Date in effect immediately prior to such extension and (B) the Commitments are permanently reduced on such date by an amount equal to the Commitments of the Non-Extending Lenders, except to the extent that such Commitments are replaced with Commitments from new financial institutions reasonably acceptable to the Administrative Agent and the LC Banks that will become Lenders hereunder on such date and/or accepted by one or more Lenders that agree(s) to increase their respective Commitment(s), (iii) all conditions precedent to the making of an Extension of Credit under Section 3.02 have been satisfied on and as of such date and (iv) the Borrower has not withdrawn its request for such extension before such date.

Section 2.11 Increase of the Commitments.

(a) On any date on or prior to the Maturity Date and with the consent of the Administrative Agent, Swingline Lender and each LC Bank (such consent not to be unreasonably withheld or delayed), the Borrower may increase the aggregate amount of the commitments by an amount not less than $5,000,000 and up to an amount not more than the sum of the aggregate amount of the commitments on the date hereof plus $100,000,000 (any such increase, a “Commitment Increase”) by designating one or more of the existing Lenders or one or more Affiliates thereof (each of which, in its sole discretion, may determine whether and to what degree to participate in such Commitment Increase) or one or more other Eligible Assignees reasonably acceptable to the Administrative Agent, the Swingline Lender and each LC Bank, that at the time agree, in the case of any such Eligible Assignee that is an existing Lender, to increase its commitment (an “Increasing Lender”) and, in the case of any other Eligible

Assignee (including an Affiliate of a Lender) (an “Additional Lender”), to become a party to the Credit Documents. The sum of the increases in the Commitments of the Increasing Lenders plus the Commitments of the Additional Lenders upon giving effect to the Commitment Increase shall not exceed the amount of the Commitment Increase. The Borrower shall provide prompt notice of any proposed Commitment Increase to the Administrative Agent, which shall promptly provide a copy of such notice to the Lenders.

(b) Any Commitment Increase shall become effective upon (i) the receipt by the Administrative Agent of an agreement in form and substance reasonably satisfactory to the Administrative Agent signed by the Borrower, each Increasing Lender and each Additional Lender, setting forth the new Commitment of each such Lender and setting forth the agreement of each Additional Lender to become a party to the Credit Documents and to be bound by all the terms and provisions thereof and (ii) receipt by the Administrative Agent of a certificate (the statements contained in which shall be true) of a duly authorized officer of the Borrower stating that both before and after giving effect to such Commitment Increase (A) no Event of Default has occurred and is continuing and (B) all representations and warranties made by such Borrower in Section 4.01 (other than those set forth in the last sentence of subsection (f) and in subsection (m) thereof) are correct on and as of the date of such Commitment Increase, before and after giving effect to such Commitment Increase, as though made on and as of such date.

(c) Promptly following the effective date of any Commitment Increase pursuant to this Section 2.11, (i) the Administrative Agent shall distribute an amended Schedule I (and Schedule V, if applicable) to this Agreement (which shall thereafter be incorporated into this Agreement) to reflect any changes in Lenders, the Commitments and each Lender’s Commitment Percentage as of such effective date and (ii) the Borrower shall prepay the outstanding Borrowings (if any) in full, and shall simultaneously make new Borrowings hereunder in an amount equal to such prepayment, so that, after giving effect thereto, the Borrowings are held ratably by the Lenders in accordance with their respective Commitments (after giving effect to such Commitment Increase). Prepayments made under this clause (c) shall be subject to the reimbursement requirements of Section 8.06(b), but shall not be subject to the notice requirements of Section 2.12.

(d) From and after the date of any Commitment Increase, all calculations and payments of the facility fees, LC Fees and interest on the Advances shall take into account the actual commitment of each Lender and the principal amount outstanding of each Advance made by such Lender during the relevant period of time.

Section 2.12 Prepayment.

(a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon giving telecopy notice (or telephone notice promptly confirmed by telecopy) to the Administrative Agent: (i) before 10:00 A.M. three Business Days prior to prepayment, in the case of Eurodollar Advances, and (ii) before 10:00 A.M. one Business Day prior to prepayment, in the case of Base Rate Advances; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

(b) If at any time (i) the aggregate Outstanding Credits exceed the aggregate Commitments or (ii) the aggregate LC Outstandings exceed the LC Committed Amount, the Borrower shall pay or prepay so much of the Borrowings and/or deposit funds in the Cash Collateral Account in respect of undrawn Letters of Credit outstanding on such date, as applicable, as shall be necessary in order that the Outstanding Credits will not exceed the Commitments and the LC Outstandings will not exceed the LC Committed Amount.

(c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 8.06(b) but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

Section 2.13 Reserve Requirements; Change in Circumstances.

(a) Notwithstanding any other provision herein, if after the date of this Agreement the enactment of any new law, rule, regulation, policy, guideline or directive or any change in applicable existing law or regulation, or in the interpretation or administration of the foregoing by any Governmental Authority charged with the interpretation, promulgation, implementation or administration thereof (whether or not having the force of law), including, without limitation, all requests, rules, guidelines or directives promulgated (i) in connection with the Dodd Frank Wall Street Reform and Consumer Protection Act or (ii) by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, regardless of the date enacted, adopted or issued, shall change the basis of taxation of payments to any Lender hereunder (except for changes in respect of taxes on the overall net income of such Lender or its lending office imposed by the jurisdiction in which such Lender’s principal executive office or lending office is located), or shall result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender, or shall result in the imposition on any Lender or the London interbank market of any other condition affecting this Agreement, such Lender’s Commitment or any Extension of Credit made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Extension of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed in good faith by such Lender to be material, then the Borrower shall, upon receipt of the notice and certificate provided for in Section 2.13(c), promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy or liquidity, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender’s holding company with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, such Lender’s Commitment or the Extensions of Credit made by such Lender pursuant hereto to a level below that which such Lender or such Lender’s holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity) by an amount deemed in good faith by such Lender to be material, then from time to time such additional amount or amounts as will compensate such Lender for any such reduction suffered will be paid by the Borrower to such Lender. For the avoidance of doubt, this Section 2.13(b) shall apply to all requests, rules, guidelines or directives concerning capital adequacy or liquidity issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and with Basel III, regardless of the date enacted, adopted or issued.

(c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in subsection (a) or (b) above, as the case may be, and containing an explanation in reasonable detail of the manner in which such amount or amounts shall have been determined, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same. Each Lender shall give prompt notice to the Borrower of any event of which it has knowledge, occurring after the date hereof, that it has determined will require compensation by the Borrower pursuant to this Section 2.13. If any such law, rule, regulation, guideline or other change or condition described in this Section 2.13 shall later be held by a court of competent jurisdiction to be invalid or inapplicable to the Borrower or such Lender, such Lender shall promptly refund to the Borrower any amounts previously paid by the Borrower to such Lender pursuant to this Section 2.13.

(d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender’s right to demand compensation with respect to such period or any other period; provided that such Lender shall not be entitled to demand compensation hereunder if such demand is made more than 90 days following the later of such Lender’s incurrence or sufferance thereof and such Lender’s actual knowledge of the event giving rise to such Lender’s rights under this Section. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition that shall have occurred or been imposed.

(e) Each Lender agrees that it will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be disadvantageous to such Lender.

Section 2.14 Change in Legality.

(a) Notwithstanding any other provision herein, if the introduction of, or any change in, any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Advance or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Advance, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

(i) declare that Eurodollar Advances will not thereafter be made by such Lender hereunder, whereupon any request for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for a Base Rate Advance unless such declaration shall be subsequently withdrawn (any Lender delivering such a declaration hereby agreeing to withdraw such declaration promptly upon determining that such event of illegality no longer exists); and

(ii) require that all outstanding Eurodollar Advances made by it be Converted to Base Rate Advances, in which event all such Eurodollar Advances shall be automatically Converted to Base Rate Advances as of the effective date of such notice as provided in subsection (b) below.

Prior to any Lender giving notice to the Borrower under this Section 2.14, such Lender shall use reasonable efforts to change the jurisdiction of its Applicable Lending Office, if such change would avoid such event of illegality and would not, in the sole reasonable determination of such Lender, be otherwise disadvantageous to such Lender. In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Advances that would have been made by such Lender or the Converted Eurodollar Advances of such Lender shall instead be applied to repay the Base Rate Advances made by such Lender in lieu of, or resulting from the Conversion of, such Eurodollar Advances.

(b) For purposes of this Section 2.14, a notice by any Lender shall be effective as to each Eurodollar Advance, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Advance; in all other cases such notice shall be effective on the date of receipt.

Section 2.15 Pro Rata Treatment.

Except as required under Section 2.13, 2.14, 2.18 or 8.16, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Advances, each payment of facility fees and Letter of Credit Fees, each reduction of the Commitments and each Conversion of any Advance shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective Outstanding Credits of the Lenders); provided further, that the provisions of this Section shall not be construed to apply to any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender). For purposes of determining the available or used Commitments at any time, the LC Outstandings shall be deemed to have utilized the Commitments of the Lenders pro rata in accordance with their respective Commitments. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.

Section 2.16 Sharing of Setoffs.

Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Extension of Credit, in any case as a result of which the unpaid principal portion of its Extensions of Credit shall be proportionately less than the unpaid principal portion of the Extensions of Credit of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Extensions of Credit of such other Lender, so that the aggregate unpaid principal amount of the Extensions of Credit and participations in the Extensions of Credit held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Extensions of Credit then outstanding as the principal amount of its Extensions of Credit prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Extensions of Credit outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that, (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.16 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest and (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of cash collateral provided for in Section 6.02, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Commitment, including pursuant to Section 2.19. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Extension of Credit deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made an Extension of Credit in the amount of such participation.

Section 2.17 Payments.

(a) The Borrower shall make each payment (including principal of or interest on any Borrowing, any fees, any reimbursements in respect of Letters of Credit that have been paid by any Lender or other amounts) hereunder without setoff, counterclaim, defense, recoupment or other deduction from an account in the United States not later than 12:00 noon on the date when due in dollars to the Administrative Agent at its offices specified in Section 8.01, in immediately available funds.

(b) Whenever any payment (including principal of or interest on any Borrowing, any fees, any reimbursements in respect of Letters of Credit that have been paid by any Lender or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, if applicable.

Section 2.18 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under this Agreement shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.18) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.18, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 8.05 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with this Agreement, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.18(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, an executed IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN-E or IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under this Agreement would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.18 (including by the payment of additional amounts pursuant to this Section 2.18), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.18 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.18 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement.

(i) Defined Terms. For purposes of this Section 2.18, the term “Lender” includes any LC Bank and the term “applicable law” includes FATCA.

(j) Status. For purposes of determining withholding Taxes imposed under FATCA, from and after the Fifth Amendment Effective Date, the Borrower and the Administrative Agent

shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Section 2.19 Assignment of Commitments Under Certain Circumstances.

In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.13 or 2.14, or the Borrower shall be required to make additional payments to the Administrative Agent or any Lender under Section 2.18, or any Lender shall be a Defaulting Lender, or any Lender shall not consent to an amendment that requires the consent of such Lender and to which the Majority Lenders have consented, the Borrower shall have the right, at its own expense, upon notice to the Administrative Agent and such Lender, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 8.05) all such Lender’s interests, rights and obligations under this Agreement and the other Credit Documents including without limitation in all interests in outstanding Letters of Credit, to another financial institution approved by the Administrative Agent, the Swingline Lender and each LC Bank to the extent required for assignments under Section 8.05(b) (which approval shall not be unreasonably withheld), which financial institution shall assume such obligations; provided that (i) satisfactory arrangements are made for the payment to such Lender of interest and fees accrued hereunder to the date of such transfer and all other amounts payable hereunder to such Lender on or prior to the date of such transfer, including, without limitation, amounts payable under Section 8.05(b), (ii) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority, (iii) the assignee or the Borrower, as the case may be, shall pay to the assignor in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Extensions of Credit made by such assignor hereunder and all other amounts accrued for its account or owed to it hereunder and (iv) if the assignee is not a Lender prior to such assignment, the Borrower shall have paid to the Administrative Agent an administrative fee of $3,500 on or prior to the date of such assignment.

ARTICLE III

CONDITIONS OF LENDING

Section 3.01 Conditions Precedent to Effectiveness.

The obligations of the Lenders, the LC Banks and the Swingline Lender to make the initial Advances, issue the initial Letter of Credit, and make the initial Swingline Advance shall not be effective unless and until the following conditions precedent shall have been satisfied:

(a) The Borrower shall have paid all fees and invoiced expenses payable hereunder or under the Fee Letters to the extent due and payable incurred through (and for which statements have been provided prior to) the date of the initial Extension of Credit.

(b) The Borrower shall have provided the Administrative Agent and each Lender with information, which includes the name, address, tax identification number and other information regarding the Borrower, that will allow the Administrative Agent and each Lender to identify the Borrower in accordance with the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001).

(c) The representations and warranties set forth in Section 4.01 shall be true and correct on and as of the date of the initial Extension of Credit with the same effect as though made on such date.

(d) The Administrative Agent shall have received the following, each dated the same day, in form and substance reasonably satisfactory to the Administrative Agent:

(i) Duly executed copies of (A) this Agreement executed by the Borrower and the Lenders and (B) any Note requested by a Lender duly executed by the Borrower in favor of such Lender.

(ii) Certified copies of the articles or certificate of incorporation and bylaws of the Borrower, together with all amendments and modifications thereto as of the date of delivery and a certificate of good standing for the Borrower issued by the Secretary of State of the state of its incorporation.

(iii) Certified copies (A) of the resolutions of the Board of Directors of the Borrower granting authority to the Borrower’s officers to execute financing or credit arrangements and (B) of all documents evidencing other necessary corporate action and governmental approvals with respect to the execution, delivery and performance by the Borrower of this Agreement.

(iv) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other documents to be delivered by the Borrower hereunder.

(v) Copies of the financial statements referred to in Section 4.01(f), together with an unqualified audit opinion relating to such statements.

(vi) An opinion or opinions from counsel for the Borrower, substantially in the form of Exhibit E hereto.

(e) The Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that the credit facilities described on Schedule III have been terminated and that all Indebtedness of the Borrower thereunder has been paid in full.

For purposes of determining compliance with the conditions specified in this Section 3.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 3.02 Conditions Precedent to Each Extension of Credit.

The obligation of each Lender to make Advances to be made by it (including the initial Advance to be made by it), the obligation of each LC Bank to issue or extend Letters of Credit (including the initial Letter of Credit to be issued by it), and the obligation of the Swingline Lender to make any Swingline Advance shall be subject to the further conditions precedent that on the date of such Extension of Credit the following statements shall be true (and each of the giving of the applicable notice or request by the Borrower with respect to such Extension of Credit and the acceptance of such Extension of Credit shall constitute a representation and warranty by the Borrower that, on the date of such Extension of Credit, such statements are true):

(a) The representations and warranties contained in Section 4.01 (other than those set forth in the last sentence of subsection (f) and in subsection (m) thereof) are correct on and as of the date of such Extension of Credit, before and after giving effect to such Extension of Credit and to the application of the proceeds therefrom, as though made on and as of such date; and

(b) No event has occurred and is continuing or would result from such Extension of Credit, or from the application of the proceeds therefrom, that constitutes an Event of Default or, except in the case of a Borrowing that would not increase the aggregate principal amount of Outstanding Credits, an Unmatured Default.

Section 3.03 Reliance on Certificates.

The Lenders, the LC Banks, the Swingline Lender and the Administrative Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of Borrower as to the names, incumbency, authority and signatures of the respective Persons named therein until such time as the Administrative Agent may receive a replacement certificate, in form acceptable thereto, from an officer of the Borrower identified to the Administrative Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of the Borrower thereafter authorized to act on behalf of the Borrower.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Borrower.

The Borrower represents and warrants as follows:

(a) The Borrower (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland (ii) is duly qualified and in good standing as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify results in a Material Adverse Change and (iii) has the requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

(b) The execution, delivery and performance by the Borrower of this Agreement and the other Credit Documents to which it is a party are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower’s charter or by-laws or (ii) any law or any material contractual restriction binding on or affecting the Borrower or its Subsidiaries, and do not result in or require the creation of any Lien upon or with respect to any of the Borrower’s properties, except as provided in Section 6.02(b).

(c) The Borrower (i) possesses good and marketable title to all of its properties and assets and (ii) owns or possesses all licenses and permits necessary for the operation by it of its business as currently conducted, except, in each of clauses (i) and (ii), to the extent that the failure to do so would not have a Material Adverse Effect.

(d) Other than as disclosed on Schedule IV, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery or performance by the Borrower of this Agreement and the other Credit Documents to which it is a party.

(e) This Agreement and the other Credit Documents to which it is a party have been duly executed and delivered by the Borrower and are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except to the extent that enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(f) The audited consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2015, and the related audited consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, copies of each of which have been furnished to the Administrative Agent, and each of the financial statements delivered by the Borrower pursuant to Section 5.03(b) and Section 5.03(c) hereof fairly present in all material respects (subject, in the case of such unaudited financial statements, to year-end adjustments and the absence of footnotes) the financial condition of Borrower and its Subsidiaries as at such dates and the results of the operations of Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP. Since December 31, 2015, there has been no Material Adverse Change.

(g) The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock, and no proceeds of any Extension of Credit will be used to buy or carry any Margin Stock or to extend credit to others for the purpose of buying or carrying any Margin Stock. After the making of each Extension of Credit, Margin Stock will constitute less than 25 percent of the assets of the Borrower and its Subsidiaries on a consolidated basis.

(h) The Borrower is not in violation of, and no condition exists that with notice or lapse of time or both would constitute a violation by the Borrower of, the Margin Regulations with respect to any Extension of Credit hereunder.

(i) The Borrower has filed or caused to be filed all material Federal, state and local tax returns that to its knowledge are required to be filed by it, and has paid or caused to be paid all material taxes shown to be due and payable on such returns or on any assessments received by it to the extent required to be filed and paid pursuant to Section 5.01(a).

(j) The Borrower is in compliance with all laws (including ERISA and environmental laws), rules, regulations and orders of any Governmental Authority applicable to it, except to the extent that the Borrower’s failure to so comply does not result in a Material Adverse Change.

(k) Except as does not result in a Material Adverse Change, the Borrower and each ERISA Affiliate of the Borrower (i) have not incurred any liability to the PBGC (other than for the payment of current premiums that are not past due) with respect to any Title IV Plan, (ii) have not incurred any Withdrawal Liability, and (iii) have not been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA.

(l) Except as does not result in a Material Adverse Change, no ERISA Event has occurred.

(m) Except as disclosed in the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Form 10-K”) and all Periodic Reports on Form 8-K filed with the Securities and Exchange Commission prior to the date hereof, copies of each of which have been delivered to the Administrative Agent, there is no pending or, to the Borrower’s knowledge, threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which materially adversely affects the financial condition of the Borrower and its Subsidiaries taken as a whole, or the enforceability against the Borrower of this Agreement and the other Credit Documents to which it is a party.

(n) The Borrower is not an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(o) The proceeds of the Extensions of Credit hereunder will be used in accordance with Section 5.01(h).

(p) The Borrower has no secured Indebtedness, except to the extent permitted under Section 5.02(a).

(q) The Borrower is not in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound, which default results in a Material Adverse Change. No Unmatured Default or Event of Default presently exists and is continuing.

(r) The financial statements, documents, certificates and other written statements (other than any forecasts and projections) relating to the Borrower and its Subsidiaries furnished to the Lenders by or on behalf of the Borrower in connection with the transactions contemplated hereby, together with the information contained in the Borrower’s most recent Form 10-K and in the Borrower’s reports filed with the Securities and Exchange Commission (or any succeeding Governmental Authority) subsequent to the filing of its most recent Form 10-K, taken as a whole and as modified or otherwise supplemented by information so provided, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not misleading at the time made in light of the circumstances when made. All forecasts and projections, if any, that have been or will be prepared by the Borrower and made available to the Administrative Agent or any Lender in connection with this Agreement have been or will be prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made in light of the circumstances when made (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, and that no assurance can be given that the projections will be realized).

(s) Since the date hereof there has been no change to the charter or by-laws of the Borrower that materially adversely affects the rights of the Lenders.

(t) The Borrower has implemented, and maintains in effect, policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower, its directors and agents, are in compliance with all Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby or the transactions contemplated hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

(u) The Borrower is not an EEA Financial Institution.

ARTICLE V

COVENANTS OF THE BORROWER

Section 5.01 Affirmative Covenants.

The Borrower covenants that it will, and will cause each Material Subsidiary to, so long as any amount owing hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, unless the Majority Lenders shall otherwise consent in writing:

(a) Payment of Taxes, Etc. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of its properties not permitted by Section 5.02(a), except where the failure to do so would not result in a Material Adverse Change; provided it shall not be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings.

(b) Performance and Compliance with Other Agreements. Perform and comply with each of the material provisions of each material indenture, credit agreement, contract or other agreement by which it is bound, non-performance or non-compliance with which results in a Material Adverse Change, except material contracts or other agreements being contested in good faith.

(c) Preservation of Corporate Existence, Conduct of Business, Etc. Other than in connection with a Permitted Restructuring, preserve and maintain its corporate existence in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties, except where the failure to be so qualified does not result in a Material Adverse Change; provided that the Borrower and any Material Subsidiary may consummate any merger, consolidation or asset sale permitted hereunder.

(d) Compliance with Laws, Business and Properties. Comply with the requirements of all applicable laws (including ERISA and environmental laws), rules, regulations and orders of any Governmental Authority, non-compliance with which results in a Material Adverse Change, except laws, rules, regulations and orders being contested in good faith. Other than as mandatorily required by law or to the extent that failure to do so would not result in a Material Adverse Effect, at all times maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear and casualty and condemnation excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

(e) Maintenance of Insurance. Maintain insurance in effect at all times in such amounts and covering such risks as are usually carried by companies of a similar size, engaged in similar businesses and owning similar properties in the same general geographical area in which the Borrower or such Material Subsidiary operates, either with responsible and reputable insurance companies or associations, or, in whole or in part, by establishing reserves of one or more insurance funds, either alone or with other corporations or associations.

(f) Maintenance of Licenses, Permits and Registrations. Other than as mandatorily required by law or to the extent that failure to do so would not result in a Material Adverse Effect, maintain, and cause each of its Subsidiaries to maintain, in effect at all times all material licenses and permits from, and registrations with, any Governmental Authority or any other Person necessary for the operation by the Borrower and its Subsidiaries of their business.

(g) Books and Records; Inspection Rights. Keep proper books of record and account in which entries shall be made of all financial transactions and assets and business of the Borrower and the Material Subsidiaries in accordance with GAAP. At any reasonable time and from time to time, permit the Administrative Agent or any Lender or any agents or representatives thereof to examine and take down in writing any information contained in the records and books of account of, and visit the properties of, the Borrower or any Material Subsidiary and to discuss the affairs, finances and accounts of the Borrower or any Material Subsidiary with any of their respective officers.

(h) Use of Proceeds. Use the proceeds of Extensions of Credit for (i) the issuance of Letters of Credit, (ii) working capital purposes, including capital expenditures, for the Borrower and its Subsidiaries, specifically excluding use of such proceeds for any Hostile Acquisition, and (iii) for general corporate purposes.

(i) Anti-Corruption Laws and Sanctions. Maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions and comply in all material respects with Anti-Corruption Laws and applicable Sanctions.

Section 5.02 Negative Covenants.

The Borrower covenants that it will not, nor will it permit any Material Subsidiary to, so long as any amount owing hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, without the prior written consent of the Majority Lenders:

(a) Liens, Etc. Create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance, or any other similar type of preferential arrangement in the nature of a security interest, upon or with respect to any of its properties or rights, whether now owned or hereafter acquired, or collaterally assign any right to receive income, services or property (any of the foregoing being referred to herein as a “Lien”), except that the foregoing restrictions shall not apply to Liens:

(i) On the property of the Borrower, securing the obligations of the Borrower under that certain Indenture and Security Agreement, dated as of July 9, 2009, by and between the Borrower, as issuer, and Deutsche Bank Trust Company Americas, as trustee; provided that such obligations do not exceed $1,400,000,000 in aggregate principal amount;

(ii) for taxes, assessments or governmental charges, levies or fines (including such amounts arising under environmental law) on property of the Borrower or any Material Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without a material penalty, or are being contested in good faith and by appropriate proceedings;

(iii) imposed by law, such as carriers’, warehousemen’s, landlords’, repairmen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business;

(iv) arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, compensation arrangements, supplemental retirement plans not otherwise permitted under clause (xviii) below or other social security or similar legislation;

(v) to secure obligations with respect to (i) bids, tenders, contracts (other than contracts for the repayment of borrowed money), leases, trading contracts, hedge agreements, surety or appeal bonds, performance bonds or similar bonds or other similar obligations made in the ordinary course of business, and (ii) reimbursement obligations in respect of letters of credit issued to support the obligations described in the foregoing clause (i);

(vi) arising out of purchase money mortgages or other Liens on property acquired by the Borrower or any Material Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided that no such Lien shall exceed the fair market value of the property acquired (as determined at the time of purchase), or extend to or cover any property other than the property being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

(vii) constituting attachment, judgment and other similar Liens arising in connection with court proceedings to the extent not constituting an Event of Default under Section 6.01(g);

(viii) constituting easements, exceptions, restrictions, reservations, zoning restrictions and other similar encumbrances, including for the purposes of roads, sewers, pipelines, transmission lines, distribution lines, transportation lines or removal of minerals or timber or for other like purposes or for the joint or common ownership and/or use of property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in title of any property and/or rights of way, which in the aggregate do not materially adversely affect the Borrower’s or any Material Subsidiary’s use of its properties;

(ix) on any assets and revenues of a Person existing at the time such Person is merged into or consolidated with the Borrower or any of its Subsidiaries or becomes a Subsidiary of the Borrower or any of its Subsidiaries, and which Lien is not created in contemplation of such event;

(x) created in the ordinary course of business to secure liability to insurance carriers and Liens on insurance policies and the proceeds thereof (whether accrued or not), rights or claims against an insurer or other similar asset securing insurance premium financings;

(xi) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(xii) in the nature of rights of setoff, bankers’ liens, revocation, refund, chargeback, counterclaim, netting of cash amounts or similar rights as to deposit accounts, commodity accounts or securities accounts or other funds maintained with a credit or depository institution;

(xiii) created under Section 6.02(b) on the Cash Collateral Account or on cash collateral accounts established by the Borrower to secure investments and guarantees;

(xiv) to the extent constituting Liens, created in connection with sales, transfers, leases, assignments or other conveyances or dispositions of assets permitted under Section 5.02(c)(i) through (xii), including (x) Liens on assets or securities granted or deemed to arise in connection with and as a result of the execution, delivery or performance of contracts to purchase or sell such assets or securities if such purchase or sale is otherwise permitted hereunder, and (y) rights of first refusal, options or other contractual rights or obligations to sell, assign or otherwise dispose of any interest therein, which rights arise in connection with a sale, transfer or other disposition of assets permitted hereunder;

(xv) to the extent constituting Liens, arising under leases or subleases, licenses or sublicenses granted to others that do not materially interfere with the ordinary course of business of the Borrower and its Material Subsidiaries;

(xvi) to the extent constituting Liens, resulting from any restriction on any equity interest (or project interest, interests in any energy facility (including undivided interests)) of a Person providing for a breach, termination or default under any owners, participation, shared facility, joint venture, stockholder, membership, limited liability company or partnership agreement between such Person and one or more other holders of equity interest (or project interest, interests in any energy facility (including undivided interests)) of such Person, if a security interest or other Lien is created on any such interest as a result thereof;

(xvii) granted on cash or cash equivalents to defease or repay Indebtedness of the Borrower or any of its Subsidiaries no later than 60 days after the creation of such Lien;

(xviii) permitted under Section 5.02(d)(v);

(xix) existing on any asset prior to the acquisition thereof by the Borrower or any of its Subsidiaries and not created in contemplation of such acquisition;

(xx) to the extent constituting Liens, (A) any right reserved to or vested in any municipality or other governmental or public authority (1) by the terms of any right, power, franchise, grant, license or permit granted or issued to the Borrower or its Subsidiaries or (2) to purchase or recapture or to designate a purchaser of any property of the Borrower or its Subsidiaries; (B) rights reserved to or vested in any municipality or other governmental or public authority to control or regulate any property of the Borrower or its Subsidiaries or to use such property in a manner that does not materially impair the use of such property for the purposes for which it is held by the Borrower or its Subsidiaries; and (C) Liens securing obligations or duties of the Borrower or its Subsidiaries to any municipality or other governmental or public authority that arise out of any franchise, grant, license or permit and that affect any property of the Borrower or its Subsidiaries;

(xxi) created in connection with a Permitted Securitization; or

(xxii) other Liens securing obligations of the Borrower and its Subsidiaries in an aggregate amount not to exceed $100,000,000 at any time outstanding.

(b) Mergers, Etc. Other than in connection with a Permitted Restructuring, merge or consolidate with any Person, unless:

(i) in the case of any such merger or consolidation involving the Borrower, the surviving or resulting entity is the Borrower;

(ii) in the case of any such merger or consolidation involving a Material Subsidiary, the surviving or resulting entity is a wholly-owned Subsidiary of the Borrower; and

(iii) immediately after giving effect thereto no Event of Default or Unmatured Default shall have occurred and be continuing.

(c) Sale of Assets, Etc. Other than in connection with a Permitted Restructuring, sell, transfer, lease (other than operating leases), assign (other than a collateral assignment) or otherwise convey or dispose of assets (whether now owned or hereafter acquired) to an unrelated third party, in any single or series of transactions, whether or not related, except:

(i) the sale or other disposition of electricity, capacity, natural gas and other commodities and related and ancillary services, and assets, and any other inventory or contracts related to the foregoing, and the sale or other disposition of fuel or emission credits and any other assets in the ordinary course of business;

(ii) the sale or other disposition of obsolete, damaged, surplus or worn out property and other assets (including inventory) in the ordinary course of business;

(iii) the sale of any investment in any security with a maturity of less than one year;

(iv) the abandonment or disposition of patents, trademarks or other intellectual property that are, in the Borrower’s reasonable judgment, no longer economically practicable to maintain or useful in the conduct of the business of the seller;

(v) sales or other dispositions of assets not in the ordinary course of business, the value of which, individually, or in the aggregate, does not exceed 25% of the consolidated assets of the Borrower and its Subsidiaries, as reflected on the then-mostrecent quarterly balance sheet, where the value of the assets being sold or disposed of is the book value of such assets;

(vi) any disposition of a leasehold interest (in the capacity of lessee) in any real or personal property in the ordinary course of business;

(vii) any license or sublicense of intellectual property that does not interfere with the business of the Borrower or any Material Subsidiary;

(viii) the sale or disposition of any asset if such proceeds are redeployed in the business of the Borrower or its Subsidiaries within 18 months from the date of such sale or disposition, as the case may be;

(ix) any sale or disposition of assets subject to taking or eminent domain or similar proceeding;

(x) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise, write down or collection thereof;

(xi) transactions permitted under Section 5.02(b);

(xii) the unwinding of any hedging contracts or terminations of leases, subleases, licenses, sublicenses and other contracts pursuant to their terms; or

(xiii) in connection with a Permitted Securitization.

(d) Plans.

(i) Engage in any “prohibited transaction,” as such term is defined in Section 4975 of the Code or Section 406 of ERISA (other than transactions that are exempt by ERISA, its regulations or its administrative exemptions), with respect to any Plan that results in a Material Adverse Change;

(ii) Incur or permit any ERISA Affiliate of the Borrower to incur any failure to comply with the requirements of Sections 302 and 303 of ERISA or Section 412, 430 and 436 of the Code that results in a Material Adverse Change;

(iii) Terminate, or permit any ERISA Affiliate of the Borrower to terminate, any Title IV Plan, or permit the occurrence of any event or condition that would cause a termination by the PBGC of any Title IV Plan that results in a Material Adverse Change;

(iv) Withdraw or effect a partial withdrawal from or permit any ERISA Affiliate of the Borrower to withdraw or effect a partial withdrawal from, a Multiemployer Plan that results in a Material Adverse Change;

(v) Permit any lien upon the property or rights to property of the Borrower or any Material Subsidiary under Section 303(k) of ERISA that results in a Material Adverse Change; or

(vi) Incur any liability under ERISA, the Code or other applicable law in respect of any Plan maintained for the benefit of employees or former employees of the Borrower or an ERISA Affiliate of the Borrower (other than liability to pay benefits, contributions, premiums or expenses when due in the ordinary course of the operation of such Plan) that results in a Material Adverse Change.

(e) Nature of Business. Alter the character of its business from that of being predominantly in the energy business.

(f) Anti-Corruption Laws and Sanctions. Request any Borrowing, Advance or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing, Advance or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.03 Reporting Requirements.

The Borrower covenants that it will, so long as any amount owing hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, unless the Majority Lenders shall otherwise consent in writing, furnish to the Administrative Agent:

(a) as soon as possible and in any event within three Business Days after the occurrence of each Event of Default and each Unmatured Default continuing on the date of such statement, the statement of the chief financial officer or treasurer and assistant secretary of the Borrower setting forth details of such Event of Default or Unmatured Default and the action that the Borrower proposes to take with respect thereto;

(b) as soon as practicable and in any event within 60 days after the end of each quarterly period in each fiscal year, (i) other than for the last quarterly period, a statement of income and statement of retained earnings and a statement of changes in financial position of the Borrower and its consolidated Subsidiaries for such period and (if different) for the period from the beginning of the current fiscal year to the end of such quarterly period, and a balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding periods in the preceding fiscal year with respect to said statements and as at the end of such periods with respect to said balance sheet, all in reasonable detail and certified by a financial officer of the Borrower as having been prepared in accordance with generally accepted accounting principles consistently applied, except as stated in such certification, subject to changes resulting from year-end adjustments; provided that the Borrower may satisfy its obligation under this subsection (b)(i) by delivering a copy of its report on Form 10-Q for the applicable quarter and (ii) other than for the last quarterly period, a certificate of the chief financial officer or treasurer of the Borrower, in the form of Exhibit F, setting forth compliance with the financial covenant in Section 5.04 hereof and stating that such officer has no knowledge that an Event of Default or Unmatured Default has occurred and is continuing or a statement as to the nature thereof and the action that the Borrower proposes to take with respect thereto;

(c) as soon as practicable and in any event within 120 days after the end of each fiscal year, (i) a statement of income and statement of earnings reinvested and a statement of changes in financial position of the Borrower and its consolidated Subsidiaries for each year, and a balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and reported on to the Borrower by independent public accountants of recognized standing selected by the Borrower whose report shall not reflect any scope limitation imposed by the Borrower and who shall have authorized the Borrower to deliver such report thereof; provided that the Borrower may satisfy its obligation under this subsection (c) by delivering a copy of its Form 10-K for the applicable year and (ii) a certificate of the chief financial officer or treasurer of the Borrower, in the form of Exhibit F, setting forth compliance with the financial covenant in Section 5.04 hereof and stating that said officer has no knowledge that an Event of Default or an Unmatured Default applicable to the Borrower has occurred and is continuing or, if an Event of Default or an Unmatured Default applicable to the Borrower has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower proposes to take with respect thereto;

(d) as soon as possible and in any event within three Business Days of the occurrence of a Material Adverse Change, the statement of the chief financial officer or treasurer of the Borrower setting forth the details of such change, the anticipated effects thereof and the action that the Borrower proposes to take with respect thereto;

(e) promptly and in any event within ten Business Days after the occurrence of an ERISA Event that would reasonably be expected to result in liability of at least $25,000,000, a written statement of the action, if any, that the Borrower or an ERISA Affiliate of the Borrower has taken and proposes to take with respect thereto;

(f) promptly and in any event within ten Business Days after receipt thereof by the Borrower or any ERISA Affiliate of the Borrower, copies of each notice from the PBGC stating its intention to terminate any Title IV Plan or to have a trustee appointed to administer any such Title IV Plan;

(g) promptly and in any event within ten Business Days after receipt thereof by the Borrower or any ERISA Affiliate of the Borrower from the sponsor of a Multiemployer Plan, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such Multiemployer Plan; provided that such Withdrawal Liability is at least $25,000,000, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan; provided that the amount of any resulting liability to the Borrower or any ERISA Affiliate of the Borrower is at least $25,000,000, or (iii) the amount of liability incurred, or that may be incurred, by the Borrower or any ERISA Affiliate of the Borrower in connection with any event described in clause (i) or (ii); provided that the amount of such liability is at least $25,000,000;

(h) promptly upon request of the Lenders, copies of each Schedule B (actuarial information) to the annual report (form 5500 Series) with respect to each Title IV Plan maintained by the Borrower or any of its ERISA Affiliates that have been filed with the U.S. Department of Labor; and

(i) such other information respecting the business and the financial condition of the Borrower as any Lender may through the Administrative Agent from time to time reasonably request.

Any document readily available on-line through the “Electronic Data Gathering, Analysis and Retrieval” system (or any successor system thereof) maintained by the Securities and Exchange Commission (or any succeeding Governmental Authority), shall be deemed to have been furnished to the Administrative Agent for purposes of this Section 5.03 when the Borrower sends to the Administrative Agent notice (which may be by electronic mail) that such documents are so available; provided, that such notice is received by the Administrative Agent during its normal business hours and the Administrative Agent has access to such system. Documents required to be delivered pursuant to Section 5.03 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website at www.constellation.com, and sends the Administrative Agent notice (which may be by electronic mail) of any such posting, or (ii) on which such documents are (or are deemed to be) delivered to the Administrative Agent; provided, in each case, that such posting, delivery or notice is received by the Administrative Agent during its normal business hours and the Administrative Agent has reasonable access to any website provided.

Section 5.04 Interest Coverage Ratio.

The Borrower covenants that it will not, so long as any amount owing hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, without the prior written consent of the Majority Lenders, permit the Interest Coverage Ratio as of the last day of any fiscal quarter to be less than 2.0 to 1.0.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01 Events of Default.

As to the Borrower, any of the following events shall constitute an Event of Default (“Event of Default”) if it occurs and is continuing:

(a) The Borrower shall fail to make (i) any payment of principal of any Advance when due, or (ii) any payment of interest thereon or any fees or other amounts payable under this Agreement within 10 Business Days after such interest, fees or other amounts shall have become due; or

(b) Any representation or warranty or written statement made by the Borrower (or any of its officers) in this Agreement or in any schedule, certificate or other document delivered pursuant to or in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

(c) The Borrower shall (A) fail to perform or observe the covenants set forth in Section 5.01, 5.02 or 5.03; provided that (x) in the case of covenants set forth in Sections 5.01(g) and (h) (with the exception of the use of proceeds for any Hostile Acquisition) and Sections

5.03(b) through (i), such failure shall remain unremedied for 10 days after written notice thereof given by the Administrative Agent or any Lender to the Borrower and (y) in the case of covenants set forth in Sections 5.01(a), (b), (d), (e) and (f) such failure shall remain unremedied for 30 days after written notice thereof given by the Administrative Agent or any Lender to the Borrower or (B) the Borrower shall fail to perform or observe any other term, covenant or agreement contained herein on its part to be performed or observed and any such failure shall remain unremedied for 30 days after written notice thereof given by the Administrative Agent or any Lender to the Borrower (and, in all cases set forth herein, if such notice was given by a Lender, to the Administrative Agent); or

(d) (i) The Borrower or any of its Material Subsidiaries shall fail to pay any principal, premium or interest on any Indebtedness having an outstanding principal amount in excess of $75,000,000 in the aggregate for the Borrower and its Material Subsidiaries, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) the Borrower or any of its Material Subsidiaries shall fail to perform or observe any term, covenant or agreement on its part to be observed under any agreement or instrument relating to any such Indebtedness, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or pursuant to any notice of optional redemption with respect thereto), prior to the stated maturity thereof; or

(e) The Borrower or any of its Material Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors or shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property or the Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions described in this subsection (e); or

(f) Any proceeding shall be instituted against the Borrower or any of its Material Subsidiaries seeking to adjudicate it as bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and such proceeding shall remain undismissed or unstayed for a period of 120 days; or

(g) A final judgment or order for the payment of money of at least $75,000,000 shall be rendered against the Borrower or any of its Material Subsidiaries and such judgment or order shall continue unsatisfied and in effect for a period of 30 consecutive days (excluding therefrom any period during which enforcement of such judgment or order shall be stayed, whether by pendency of appeal, posting of adequate security or otherwise); or

(h) Any ERISA Event shall have occurred with respect to a Title IV Plan that results in a Material Adverse Change, and, 30 days after notice thereof shall have been given by the Borrower to the Administrative Agent or any Lender, such ERISA Event shall still exist; or

(i) Exelon shall own, directly or indirectly, less than 100% of the outstanding common stock of the Borrower, other than the Non-Economic Interest and other than in connection with a Permitted Restructuring; or the Borrower shall own, directly or indirectly, less than 100% of the then outstanding common stock, membership interests or other equity interests of each Material Subsidiary, free and clear of any Liens other than Liens permitted under Section 5.02(a), or the Borrower shall fail to control, directly or indirectly, any Material Subsidiary; or

(j) This Agreement, any Note or any other Credit Document shall fail to be in full force and effect or the Borrower shall so assert or this Agreement, or Note shall fail to give the Administrative Agent or the Lenders the rights, powers and privileges purported to be created thereby; or

(k) A Change in Control shall have occurred.

Section 6.02 Remedies.

(a) If any Event of Default shall occur and be continuing, then, and in any such event, (i) the Administrative Agent (A) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances, the LC Banks to issue Letters of Credit and the Swingline Lender to make Swingline Advances to be terminated, whereupon the same shall immediately terminate; and/or (B) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable by the Borrower under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and (ii) any LC Bank may issue a notice to the Borrower for and in accordance with each outstanding Letter of Credit providing that such LC Bank’s obligations under each such Letter of Credit shall terminate on the fifth Business Day following the delivery of such notice. If any Event of Default described in subsection (e) or (f) of Section 6.01 shall occur and be continuing with respect to the Borrower, then (A) the obligation of each Lender to make Advances, the obligation of the LC Banks to issue Letters of Credit and the obligation of the Swingline Lender to make Swingline Advances shall automatically immediately terminate and (B) the Advances, all interest thereon and all other amounts payable by the Borrower under this Agreement shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

(b) Cash Collateral Account. Notwithstanding anything to the contrary contained herein, no notice given or declaration made by the Administrative Agent pursuant to this Section 6.02 shall affect the obligation of the LC Banks to make any payment under any Letter of Credit in accordance with the terms of such Letter of Credit; provided, however, that (i) upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Majority Lenders, upon notice to the Borrower, require the Borrower to deposit with the Administrative Agent an amount in the cash collateral account (the “Cash Collateral Account”) described below equal to the aggregate maximum amount available to be drawn under all Letters of Credit outstanding at such time, (ii) at any time that there shall exist a Defaulting Lender, promptly upon (and in any case within 2 Business Days after) the request of the Administrative Agent, any LC Bank or the Swingline Lender, the Borrower shall deposit with the Administrative Agent an amount in the Cash Collateral Account equal to an amount sufficient to cover all Fronting Exposure (after giving effect to Section 8.16(a)(iv) and any cash collateral provided by the Defaulting Lender) and (iii) at any time that there shall exist a Post-Maturity Letter of Credit, at least thirty days prior to the Maturity Date the Borrower shall deposit with the Administrative Agent an amount in the Cash Collateral Account equal to 102% of the undrawn face amount of such Post-Maturity Letter of Credit, plus unpaid fees associated with such Post-Maturity Letter of Credit then due and payable or to be owed with respect to such Post-Maturity Letter of Credit for the period from the time such cash collateral is deposited as collateral until the stated expiry date of such Post-Maturity Letter of Credit. Such Cash Collateral Account shall at all times be free and clear of all rights or claims of third parties. The Cash Collateral Account shall be maintained with the Administrative Agent in the name of, and under the sole dominion and control of, the Administrative Agent, and amounts deposited in the Cash Collateral Account shall bear interest at a rate equal to the rate generally offered by JPMorgan Chase Bank, N.A. for deposits equal to the amount deposited by the Borrower in the Cash Collateral Account, for a term to be determined by the Administrative Agent in its sole discretion. The Borrower hereby grants to the Administrative Agent for the benefit of the Lenders and the LC Banks a Lien on, and hereby assigns to the Administrative Agent for the benefit of the Lenders and the LC Banks all of its right, title and interest in, the Cash Collateral Account and all funds from time to time on deposit therein to secure its reimbursement obligations in respect of Letters of Credit. If any drawings then outstanding or thereafter made are not reimbursed in full immediately upon demand or, in the case of subsequent drawings, upon being made, then, in any such event, the Administrative Agent may, and, upon the Borrower’s request, shall, apply the amounts then on deposit in the Cash Collateral Account, in such priority as the Administrative Agent shall elect, toward the payment in full of any or all of the Borrower’s obligations hereunder as and when such obligations shall become due and payable. Upon payment in full, after the termination of the Letters of Credit, of all such obligations, the Administrative Agent will repay and reassign to the Borrower any cash then on deposit in the Cash Collateral Account and the Lien of the Administrative Agent on the Cash Collateral Account and the funds therein shall automatically terminate. Any cash deposited in the Cash Collateral Account provided to reduce Fronting Exposure or other cash collateralization obligations in relation to a Defaulting Lender shall be released promptly following (i) the elimination of the applicable Fronting Exposure or such other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender), in the appropriate portion of such deposited cash, or (ii) the Administrative Agent’s good faith determination that there exists excess cash collateral, in the amount of such excess; provided, however, (x) that cash collateral furnished by or on behalf of the Borrower shall not be released during the continuance of an Event of Default, and (y) the Person providing cash collateral and each relevant LC Bank or Swingline Lender, as applicable, may agree that cash collateral shall not be released but instead held to support future anticipated Fronting Exposure or such other obligations.

ARTICLE VII

THE ADMINISTRATIVE AGENT

Section 7.01 Authorization and Action.

Pursuant to the Third Amendment, JPMCB was appointed to act as Administrative Agent on behalf of the Lenders. Each of the Lenders hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions of this Agreement, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Outstanding Credits and all other amounts due to the Lenders under this Agreement, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default of which the Administrative Agent has actual knowledge acquired in connection with its agency under this Agreement; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent. The Administrative Agent shall be deemed to have exercised reasonable care in the administration and enforcement of this agreement if it undertakes such administration and enforcement in a manner substantially equal to that which JPMCB accords credit facilities similar to the credit facility hereunder for which it is the sole lender.

Section 7.02 Agent’s Reliance, Etc.

Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his or her own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation in this Agreement or the contents of any document delivered in connection therewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in this Agreement. The Administrative Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or other instruments or agreements. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Administrative Agent may deem and treat the Lender that makes any Extension of Credit as the holder of the indebtedness resulting therefrom for all purposes hereof until it shall have received notice from such Lender, given as provided herein, of the transfer thereof. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Majority Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations under this Agreement or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations under this Agreement or in connection therewith. The Administrative Agent may execute any and all duties under this Agreement by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising under this Agreement and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

Section 7.03 Discretionary Action.

The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Majority Lenders.

Section 7.04 Successor Agent.

The Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent acceptable to the Borrower. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank, and reasonably acceptable to the Borrower, provided that (i) the Borrower shall be deemed to have accepted the appointment of such successor Administrative Agent if it shall not have objected to such appointment within five Business Days of notice, sent by overnight courier service, of such appointment by the retiring Administrative Agent and (ii) if no successor shall be appointed by the retiring Administrative Agent then the Lenders shall perform all such duties and obligations until a successor is appointed and has accepted such appointment. Upon the acceptance of any appointment as Administrative Agent under this Agreement by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any Administrative Agent’s resignation under this Agreement, the provisions of this Article and Section 8.06 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

Any resignation by the Administrative Agent as Administrative Agent pursuant to this Section shall also constitute its resignation as the Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall, to the extent it shall so agree with the Borrower, succeed to and become vested with all of the rights, powers, privileges and duties of the Swingline Lender, and (ii) the Administrative Agent, as Swingline Lender, shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents.

Section 7.05 JPMCB and Affiliates.

JPMCB and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any of its Subsidiaries as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Extensions of Credit made and Letters of Credit issued and all obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include JPMCB in its individual capacity.

Section 7.06 Indemnification.

Each Lender severally agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitments hereunder or, if the Commitments shall have been terminated, the amount of its Outstanding Credits) of any expenses incurred for the benefit of the Lenders in its role as Administrative Agent, including counsel fees and compensation of agents paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower under Section 8.06, and (ii) to indemnify and hold harmless the Administrative Agent and any of its affiliates, directors, officers, employees, advisors or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in any way relating to or arising out of this Agreement or any action taken or omitted by it under this Agreement to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Agent or any of its directors, officers, employees or agents.

Section 7.07 Bank Credit Decision.

Each Lender and LC Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders and LC Banks also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished thereunder.

Section 7.08 Relationship with Lenders.

The Administrative Agent shall have no right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, each Administrative Agent shall not have and shall not be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Administrative Agent in deciding to enter into this Agreement, or in taking or not taking any action hereunder.

Section 7.09 Co-Syndication Agents, Co-Documentation Agents and Arrangers.

Anything herein to the contrary notwithstanding, none of (i) JPMorgan Chase Bank, N.A., Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or Mizuho Bank, Ltd., by virtue of their designation as “Joint Lead Arrangers and Book Managers”, (ii) Bank of America, N.A., Barclays Bank PLC or Mizuho Bank, Ltd., by virtue of their designation as “Co-Syndication Agents”, (iii) BNP Paribas, Citibank, N.A., The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Wells Fargo Bank, N.A., U.S. Bank National Association or Goldman Sachs Bank USA, by virtue of their designation as “Co-Documentation Agents”, nor (iv) any of the foregoing entities, by virtue of their designation as “Arrangers”, with respect to this Agreement, shall have any duties hereunder or under the Notes.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Notices.

Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

(a) if to the Borrower, Baltimore Gas and Electric Company, 2 Center Plaza, 110 W. Fayette Street, 14th Floor, Baltimore, Maryland 21201, Attention: David Vahos, SVP, CFO & Treasurer, email: david.vahos@bge.com with a copy to Exelon Corporation, at 10 S. Dearborn, 54th Floor, Chicago, IL 60603, Attention: Chief Financial Officer, facsimile: 312-394-5443;

(b) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Attention: Jessie Qian Jiang, facsimile 12012443629@tls.ldsprod.com or email: qian.jiang@jpmorgan.com; and

(c) if to any Lender, at its Domestic Lending Office specified in its Administrative Questionnaire or in the Assignment and Acceptance pursuant to which it became a Lender.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt, if received by the recipient during its normal business hours, if delivered by hand or overnight courier service or sent by telecopy to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

Section 8.02 Posting of Approved Communications.

(a) The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower, that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Credit Documents or to the Lenders under

Section 5.03, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a notice of Borrowing, a Notice of Conversion or Request for Issuance of a Letter of Credit, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any default under this Agreement or any Credit Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications collectively, “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, the Borrower agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Credit Documents but only to the extent requested by the Administrative Agent.

(b) The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the LC Banks the Communications and other materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Electronic Systems or another similar electronic system and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the LC Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 8.14); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

(c) The Platform is provided “as is” and “as available”. The Indemnitees do not warrant the accuracy or completeness of the Communications or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Indemnitees in connection with the communications or the Platform. In no event shall the Indemnitees have any liability to the Borrower, Subsidiaries of the Borrower, any Lender or any other Person for damages of any kind, whether or not based on strict liability and including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or any of the Borrower’s

Subsidiaries or the Administrative Agent’s transmission of Communications through the internet, except to the extent the liability of any Indemnitee is found in a final ruling by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct.

(d) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its electronic mail address set forth above during its normal business hours shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Credit Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s electronic mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such electronic mail address.

(e) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other Communication pursuant to the Credit Documents in any other manner specified in such document.

Section 8.03 Survival of Agreement.

All covenants, agreements, representations and warranties made by the Borrower in this Agreement and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders and the LC Banks of all Extensions of Credit regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Outstanding Credit or any fee or any other amount payable under this Agreement is outstanding and unpaid or the Commitments have not been terminated.

Section 8.04 Binding Effect.

This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof (telecopied or otherwise) which, when taken together, bear the signature of each Lender, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower shall not have the right to assign or delegate any rights or obligations hereunder or any interest herein without the prior consent of all the Lenders, except as a consequence of a transaction expressly permitted under Section 5.02(b).

Section 8.05 Successors and Assigns.

(a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any party that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns.

(b) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Extensions of Credit at the time owing to it under such Commitment); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate wholly in control of or controlled by such Lender or to pledges of Lenders’ interests under the Facility to a Federal Reserve Bank pursuant to Section 8.05(h), the Borrower, the Administrative Agent, the Swingline Lender and each LC Bank must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed, and, in the case of the Borrower, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice of such proposed assignment); provided that the consent of the Borrower is not required upon the occurrence and during the continuation of an Event of Default, (ii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in a minimum amount of the lesser of the amount of such Lender’s then remaining Commitment and $5,000,000 or an integral multiple of $1,000,000 in excess thereof, unless otherwise agreed by the Borrower and Administrative Agent (which agreement shall not be unreasonably withheld), (iii) after giving effect to any partial assignment the assigning Lender shall retain Commitments aggregating no less than $10,000,000 (or, if less than $10,000,000, an amount equal to the product of (x) the Commitments on the date of such assignment and (y) (A) the assigning Lender’s Commitment as of the date hereof divided by (B) the Commitments as of the date hereof), unless otherwise agreed by the Borrower and Administrative Agent, (iv) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement, and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, and the assignor or assignee under each such assignment shall pay to the Administrative Agent an administrative fee of $3,500. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the assignee shall acquire (and fund as appropriate) its full pro rata share of all Advances and funded participations in Letters of Credit and Swingline Advances in accordance with its Commitment Percentage, the amounts of which the Administrative Agent shall notify such assignee. Upon acceptance and recording pursuant to Section 8.05(e), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof unless otherwise agreed by the Administrative Agent (the Borrower to be given reasonable notice of any shorter period), (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party to this Agreement (but shall continue to be entitled to the benefits of Sections 2.13, 2.18 and 8.05 afforded to such Lender and any liabilities of such Lender under Section 8.20 prior to its assignment as well as to any fees accrued for its account hereunder and not yet paid)). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with provision (b)(v) of this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant thereto or the financial condition of the Borrower or the performance or observance by the Borrower of any obligations under this Agreement or any other instrument or document furnished pursuant thereto; (iii) such assignor and such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received copies of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.03 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and the principal amount of Outstanding Credits owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by each party hereto, at any reasonable time and from time to time upon reasonable prior notice, however the information available to each Lender shall be to its commitment only.

(e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in subsection (b) above and, if required, the written consent of the Borrower, the LC Banks, the Swingline Lender and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

(f) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more Eligible Assignees in all or a portion of its rights and/or obligations under this Agreement (including all or a portion of its Commitment and the Outstanding Credits owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties to this Agreement for the performance of such obligations, (iii) each participating bank or other entity shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.18 and 8.05 to the same extent as if it were the selling Lender (and limited to the amount that could have been claimed by the selling Lender had it continued to hold the interest of such participating bank or other entity), except that all claims made pursuant to such Sections shall be made through such selling Lender, and (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower under this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers (x) decreasing any fees payable hereunder or the amount of principal of, or the rate at which interest is payable on, the Outstanding Credits, (y) extending any principal payment date or date fixed for the payment of interest on the Outstanding Credits or (z) extending the Commitments). Such participations shall not create any “security” (as the word “security” is defined under the Securities Act of 1933, as amended) of the Borrower. Each Lender that sells a participation pursuant to Section 8.05(f) shall maintain a register on which it records the name and address of each participant and the principal amounts of each participant’s participation interest with respect to the loans and the Commitments (each, a “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of a participation with respect to such loans or Commitments for all purposes under this Agreement, notwithstanding any notice to the contrary. The Administrative Agent shall have inspection rights to such Participant Register (upon reasonable prior notice to the applicable Lender) solely for purposes of demonstrating that the loans are in “registered form” for purposes of the Code.

(g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any such information.

(h) Any Lender may at any time pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided that no such pledge shall release any Lender from its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Advances made to the Borrower by the assigning Lender hereunder.

Section 8.06 Expenses; Indemnity.

(a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with entering into this Agreement and in connection with any amendments, modifications or waivers of the provisions thereof (whether or not the transactions hereby contemplated are consummated), or incurred by the Administrative Agent, the Swingline Lender, any LC Bank or any Lender in connection with the enforcement of their rights in connection with this Agreement or in connection with the Extensions of Credit made hereunder, including the reasonable fees and disbursements of one outside counsel for the Administrative Agent and, in the case of enforcement following an Event of Default, counsel for the Lenders.

(b) The Borrower agrees to indemnify each Lender against any actual loss, calculated in accordance with the next sentence that such Lender may sustain or incur as a consequence of (i) any failure by the Borrower to borrow or to Convert any Eurodollar Advance hereunder (including as a result of the Borrower’s failure to fulfill any of the applicable conditions set forth in Article III) after irrevocable notice of such borrowing or Conversion has been given pursuant to Section 2.03, (ii) any payment, prepayment or Conversion of a Eurodollar Advance of the Borrower made or deemed made on a date other than the last day of the Interest Period, if any, applicable thereto (including as a result of the acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason), or (iii) any default in payment or prepayment of the principal amount of any Eurodollar Advance or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity or otherwise) or (iv) any assignment of a Eurodollar Advance made at the request of the Borrower pursuant to Section 2.19 on a date other than the last day of the Interest Period applicable thereto, including, in each such case, any loss or related reasonable out-of-pocket documented expense sustained or incurred or to be sustained or incurred by such Lender in liquidating or employing deposits from third parties, or with respect to commitments made or obligations undertaken with third parties, to effect or maintain any Advance hereunder or any part thereof as a Eurodollar Advance. Such loss shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Advance being paid, prepaid, Converted or not borrowed (assumed to be the Eurodollar Rate applicable thereto) for the period from the date of such payment, prepayment or failure to borrow or Convert to the last day of the Interest Period for such Extension of Credit (or, in the case of a failure to borrow or Convert the Interest Period for such Extension of Credit that would have commenced on the date of such failure) over (ii) the amount of interest at the Eurodollar Rate for the relevant remaining Interest Period (as reasonably determined by such Lender) that would be realized by such Lender in re-employing the funds so paid, prepaid or not borrowed or Converted for such period or Interest Period, as the case may be, but excluding any anticipated profits.

(c) The Borrower agrees to indemnify the Administrative Agent, the Swingline Lender, each LC Bank, each Lender, each of their Related Parties (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all actual losses, claims, damages, liabilities and related reasonable out-of-pocket documented costs and expenses, including reasonable counsel fees and expenses, incurred by any Indemnitee arising out of (i) the consummation of the transactions contemplated by this Agreement, (ii) the use of the proceeds of the Extensions of Credit, (iii) any documentary taxes, assessments or charges made by any

Governmental Authority by reason of the execution and delivery of this Agreement, (iv) the utilization, storage, disposal, treatment, generation, transportation, release or ownership of any Hazardous Substance (A) at, upon, or under any property of the Borrower or any of its Affiliates or (B) by or on behalf of the Borrower or any of its Affiliates at any time and in any place, or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, including any of the foregoing arising from the negligence, whether sole or concurrent, on the part of any Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee; provided, further, that the Borrower agrees that it will not, nor will it permit any Subsidiary to, without the prior written consent of each Indemnitee named in such settlement (such consent not to be unreasonably withheld), settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Section 8.06(c) (whether or not any Indemnitee is an actual or potential party to such claim, action, suit or proceeding), if such settlement, compromise or consent includes any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee or involves any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee. To the extent permitted by applicable law, none of the parties hereto shall assert, and each hereby waives, any claim against any Indemnitee or any other party hereto on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or the use by the Borrower or any beneficiary of any Letter of Credit of such Letter of Credit; provided that nothing contained in this sentence shall limit any of the Borrower’s indemnity and reimbursement obligations to any Indemnitee to the extent such Indemnitee is entitled to indemnification with respect to third party claims.

(d) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the termination of the Commitments, the repayment of any of the Outstanding Credits, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section shall be payable on written demand therefor.

(e) Ten Business Days prior to the date on which any amount or amounts due under this Section are payable in accordance with a demand from a Lender or the Administrative Agent for such amount or amounts, such Lender or the Administrative Agent will cause to be delivered to the Borrower a certificate, which shall be conclusive absent manifest error, setting forth any amount or amounts that such Person is entitled to receive pursuant to subsection (b) of this Section and containing an explanation in reasonable detail of the manner in which such amount or amounts shall have been determined.

Section 8.07 Right of Setoff.

If (i) an Event of Default shall have occurred and be continuing and (ii) the request shall have been made or the consent granted by the Majority Lenders as specified by Section 6.02 to authorize the Administrative Agent to declare the Extensions of Credit of the Borrower due and payable pursuant to the provisions of Section 6.02, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower under this Agreement, irrespective of whether or not such Lender shall have made any demand under this Agreement, and although such obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff as provided hereunder, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 8.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 8.08 Applicable Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 8.09 Waivers; Amendment.

(a) No failure or delay of the Administrative Agent or any Lender in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders under this Agreement are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by subsection (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or any Subsidiary in any case shall entitle such party to any other or further notice or demand in similar or other circumstances. If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other document executed in connection herewith, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

(b) No provision of this Agreement may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Administrative Agent at the direction of the Majority Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Outstanding Credit, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Outstanding Credit (other than pursuant to an amendment to or waiver of Section 2.08), without the prior written consent of each Lender affected thereby, (ii) increase the Commitment of any Lender, decrease the fees owing to any Lender (except pursuant to Section 8.16) or postpone the payment of any fee owing to any Lender without the prior written consent of such Lender, (iii) amend, waive or modify the provisions of Section 2.15, Section 2.16 or Section 8.05(h), the provisions of this Section or the definition of the “Majority Lenders”, without the prior written consent of each Lender, (iv) release or permit the transfer of the obligations of the Borrower hereunder without the prior written consent of each Lender, except as permitted by Section 5.02(b) or (v) change the definition of LC Committed Amount without the prior written consent of the applicable LC Bank (which consent shall not be unreasonably withheld); provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the LC Banks hereunder without the prior written consent of the Administrative Agent or the LC Banks, as the case may be, provided, further that this Agreement may be amended and restated without the consent of any Lender, any LC Bank, or the Administrative Agent if, upon giving effect to such amendment and restatement, such Lender, LC Bank or the Administrative Agent, as the case may be, shall no longer be a party to this Agreement (as so amended and restated) or have any Commitment or other obligation hereunder and shall have been paid in full all amounts payable hereunder to such Lender, such LC Bank or the Administrative Agent, as the case may be. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section and any consent by any Lender pursuant to this Section shall bind any assignee of its rights and interests hereunder.

(c) Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that any amendment, waiver or consent that (x) increases or extends the Commitment of any Defaulting Lender, (y) decreases the principal amount of, or extends the maturity of or any scheduled principal payment date or date for the payment of any interest on any Outstanding Credit of any Defaulting Lender, or waives or excuses any such payment or any part thereof, and (z) requires the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Section 8.10 ENTIRE AGREEMENT.

THIS AGREEMENT (INCLUDING THE SCHEDULES AND EXHIBITS HERETO), THE NOTES, THE LETTERS OF CREDIT AND THE FEE LETTERS (COLLECTIVELY, THE “CREDIT DOCUMENTS”) REPRESENT THE ENTIRE CONTRACT AMONG THE PARTIES RELATIVE TO THE SUBJECT MATTER HEREOF AND THEREOF. ANY PREVIOUS AGREEMENT, WHETHER WRITTEN OR ORAL, AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF OR THEREOF IS SUPERSEDED BY THE CREDIT DOCUMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NOTHING IN THIS AGREEMENT OR THE FEE LETTERS,

EXPRESSED OR IMPLIED, IS INTENDED TO CONFER UPON ANY PARTY OTHER THAN THE PARTIES HERETO AND THERETO ANY RIGHTS, REMEDIES, OBLIGATIONS OR LIABILITIES UNDER OR BY REASON OF THE CREDIT DOCUMENTS.

Section 8.11 Severability.

In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. Without limiting the foregoing provisions of this Section 8.11, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any LC Bank or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 8.12 Counterparts/Telecopy.

This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 8.04. Delivery of executed counterparts by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

Section 8.13 Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 8.14 Jurisdiction; Venue; Waiver of Jury Trial.

(a) The Borrower, the Administrative Agent, each LC Bank, the Swingline Lender and each Lender hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any Federal court, to the extent permitted by law, of the United States of America sitting in the borough of Manhattan in New York City or, if such Federal court is not available due to lack of jurisdiction, any New York State court sitting in the borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Federal Court, to the extent permitted by law, or in such New York State court. The Borrower, the Administrative Agent, each LC Bank, the Swingline Lender and each Lender each agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to the foregoing and to subsection (b) below, nothing in this

Agreement shall affect any right that any party thereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party thereto in the courts of any jurisdiction.

(b) The Borrower, the Administrative Agent, each LC Bank, the Swingline Lender and each Lender each hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or thereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. The Borrower, the Administrative Agent, each LC Bank, the Swingline Lender and each Lender each hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) THE BORROWER, THE ADMINISTRATIVE AGENT, THE SWINGLINE LENDER, EACH LENDER AND EACH LC BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS AGREEMENT, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, THE LENDERS, THE LC BANKS AND THE BORROWER ENTERING INTO THIS AGREEMENT.

Section 8.15 Confidentiality; PATRIOT Act.

(a) The Administrative Agent, each LC Bank, the Swingline Lender and each Lender shall hold in confidence all non-public, confidential or proprietary information, memoranda, or extracts (collectively, “Information”) furnished to the Administrative Agent, such LC Bank, the Swingline Lender and such Lender (directly or through the Administrative Agent) by the Borrower under this Agreement or in connection with the negotiation thereof; provided that the Administrative Agent, such LC Bank, the Swingline Lender and such Lender may disclose any such information, memoranda or extracts (i) (A) to its directors, officers, employees, agents, auditors, attorneys, consultants and advisors and, (B) to the extent necessary for the administration of this Agreement, to its Affiliates and the directors, officers and employees of its Affiliates, (ii) to any regulatory or supervisory authority having authority to examine the Administrative Agent, such LC Bank, the Swingline Lender and such Lender or such Lender’s Affiliates, (iii) as required by any legal or governmental process or otherwise by law (with such Lender providing details of any request specifically directed to the Information or the Borrower, to the extent permitted by law, to the Borrower of the information, memoranda or extracts disclosed pursuant to this clause (iii)), (iv) to any Person to which the Administrative Agent, such LC Bank, the Swingline Lender or such Lender sells or proposes to sell an assignment or a participation in its Outstanding Credits hereunder, if such other Person agrees for the benefit of the Borrower to be bound by the provisions of this Section or provisions at least as restrictive as those in this Section, (v) to the extent that such information, memoranda or extracts shall be publicly available or shall have become known to the Administrative Agent, such LC Bank, the Swingline Lender or such Lender independently of any disclosure by the Borrower under this Agreement or in connection with the negotiation thereof, (vi) to the extent the Borrower has consented to disclosure or (vii) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder. The Administrative Agent, any LC Bank, the Swingline Lender or any Lender disclosing information, memoranda or extracts pursuant to clause (i) or (iv) of this Section 8.15 will take reasonable steps to ensure that the Persons receiving such information, memoranda or extracts pursuant to such Sections will hold the same in confidence in accordance with this Section 8.15. To the extent possible, the Administrative Agent, any LC Bank, the Swingline Lender and any Lender disclosing information, memoranda or extracts pursuant to clause (ii) or (iii) of this Section 8.15 will take reasonable steps to ensure that the Persons receiving such information, memoranda or extracts pursuant to such Sections will hold the same in confidence in accordance with this Section 8.15.

(b) Notwithstanding the foregoing, any Lender may disclose the provisions of this Agreement and the amounts, maturities and interest rates of its Outstanding Credits to any purchaser or potential purchaser of such Lender’s interest in any Outstanding Credits. Notwithstanding anything to the contrary in this Agreement, each party hereto shall not be limited from disclosing the US tax treatment or US tax structure of the transactions contemplated by this Agreement. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender (made through the Administrative Agent), provide all documentation and other information that the Administrative Agent or such Lender (made through the Administrative Agent) reasonable requests in order to comply with its ongoing obligations under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Act.

Section 8.16 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 8.09(c).

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 8.07), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the

LC Banks or Swingline Lender hereunder; third, if so determined by the Administrative Agent or requested by the LC Banks or Swingline Lender, to be held in the Cash Collateral Account, in accordance with the procedures set forth in Section 6.02, for future funding obligations of that Defaulting Lender of any participation in any Swingline Advance or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in the Cash Collateral Account, and released in order to satisfy obligations of that Defaulting Lender to fund Advances under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the LC Banks or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any LC Bank or Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advance or Unreimbursed LC Disbursement in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Advance or Unreimbursed LC Disbursement was made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Advances of, and Unreimbursed LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of, or Unreimbursed LC Disbursements owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 8.16(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender shall not be entitled to receive any facility fee in respect of such Defaulting Lender’s Commitments not utilized by Advances or any Letter of Credit Fee pursuant to Section 2.05 for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Advances pursuant to Sections 2.03 and 2.04, the Commitment Percentage of each Non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Unmatured Default or Event of Default exists; and (ii) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Advances shall not exceed the positive difference, if any, of (1) the Commitment of that Non-Defaulting Lender minus (2) the sum of the Outstanding Credits, Swingline Outstandings and LC Outstandings of that Lender. Subject to Section 8.15, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the LC Banks agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances and funded and unfunded participations in Letters of Credit and Swingline Advances to be held on a pro rata basis by the Lenders in accordance with their Commitment Percentages (without giving effect to Section 8.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any LC Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, then no LC Bank shall be required to issue, amend or increase any Letter of Credit, unless the LC Bank shall have entered into arrangements with the Borrower or such Lender, satisfactory to the LC Bank to defease any risk to it in respect of such Lender hereunder.

Section 8.17 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, the LC Banks, the Swingline Lender and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the LC Banks, the Swingline Lender and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) the Administrative Agent, each Arranger, each LC Bank, the Swingline

Lender and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the Swingline Lender, nor any Arranger, LC Bank or Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Administrative Agent, the Arrangers, the LC Banks, the Swingline Lender and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, the Swingline Lender, nor any Arranger, LC Bank or Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers, the LC Banks, the Swingline Lender and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 8.18 Electronic Execution of Assignments and Certain Other Documents.

The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 8.19 Waiver of Notice of Termination of Existing Credit Agreement.

Each of the Lenders party hereto that is party to the Existing Credit Agreement, in its capacity as a “Lender” under the Existing Credit Agreement, hereby waives as of the date hereof the notice requirement under Section 2.12(a) of the Existing Credit Agreement for three Business Days’ prior notification of termination of the commitments thereunder.

Section 8.20 Withholding Taxes.

To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. The provisions of this Section 8.20 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the termination of the Commitments, the repayment of any of the Outstanding Credits, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of the Administrative Agent or any Lender.

Section 8.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any loan document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any loan document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other loan document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 8.22 Material Non-Public Information.

(a) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 8.15 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS RELATED PARTIES OR ITS SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE

AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 8.23 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance or Borrowing, together with all fees, charges and other amounts which are treated as interest on such Advance or Borrowing under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Advance or Borrowing in accordance with applicable law, the rate of interest payable in respect of such Advance or Borrowing hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Advance or Borrowing but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Advances or Borrowings or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

[Signatures to Follow]

SCHEDULE I

LENDERS AND COMMITMENTS

Four-Year Baltimore Gas and Electric Company Credit Agreement

Lender	Commitment
Bank of America, N.A.	$30,333,333.33
Barclays Bank PLC	$30,333,333.33
BNP Paribas	$30,333,333.33
Citibank, N.A.	$30,333,333.34
Goldman Sachs Bank USA	$30,333,333.33
JPMorgan Chase Bank, N.A.	$30,333,333.33
Mizuho Bank, Ltd.	$30,333,333.33
U.S. Bank National Association	$30,333,333.33
The Bank of Nova Scotia	$30,333,333.33
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$30,333,333.33
Wells Fargo Bank, N.A.	$30,333,333.33
Canadian Imperial Bank of Commerce, New York Branch	$23,666,666.67
Credit Agricole Corporate and Investment Bank	$23,666,666.67
Credit Suisse AG, Cayman Islands Branch	$23,666,666.67
Morgan Stanley Bank, N.A.	$23,666,666.67
PNC Bank, National Association	$23,666,666.67
Royal Bank of Canada	$23,666,666.67
Sumitomo Mitsui Banking Corporation	$23,666,666.67
TD Bank, N.A.	$23,666,666.67
Santander Bank, N.A.	$12,000,000.00
Bank of China, Chicago Branch	$12,000,000.00
Manufacturers and Traders Trust Company	$12,000,000.00
The Bank of New York Mellon	$12,000,000.00
The Northern Trust Company	$12,000,000.00
KeyBank National Association	$12,000,000.00
The Huntington National Bank	$5,000,000.00

TOTAL	$600,000,000.00

SCHEDULE II

EXISTING LETTERS OF CREDIT

Beneficiary / Payee	Amount	LC#	Original Issue Date	Expiration Date
Balto Co. MD Grading Permit	$13,134.05	LCA1732NY	4/21/2008	4/21/2011
Balto Co. MD-Storm Water Mgmt	$394,500.00	LCA1731NY	4/21/2008	4/21/2011
Balto Co. MD-Storm Water Mgmt	$283,921.00	LCA2211NY	4/19/2010	4/30/2011
Balto. Co MD Grading Permit	$28,464.47	LCA2212NY	4/19/2010	4/30/2011
Balto. Co MD Grading Permit	$70,785.00	LCA2213NY	4/21/2010	4/30/2011
Balto. Co MD Grading Permit	$143,748.00	LCA2214NY	4/21/2010	4/30/2011
Balto. Co, MD Grading Permit	$1,633.50	LCA03200701479NY	5/8/2007	5/8/2011
Balto. Co. Forest Buffer	$6,534.00	LCA03200701480NY	5/8/2007	5/8/2011
Balto. Co. MD-Grading Permit	$20,000.00	LCA08310701543NY	12/11/2007	9/1/2011
Balto Co. MD-Storm Water Mgmt	$40,000.00	LCA2333NY	10/7/2010	10/31/2011
Balto. Co. Forest Buffer	$1,307.00	LCA2334NY	10/7/2010	10/31/2011
Balto. Co MD Grading Permit	$32,230.00	LCA1920NY	2/5/2009	12/13/2011
Total	$1,036,257.02

SCHEDULE III

TERMINATING CREDIT FACILITIES

1.	$600,000,000 line of credit pursuant to the Existing Credit Agreement

SCHEDULE IV

REQUIRED AUTHORIZATIONS

See attached

ORDER NO. 82972

IN THE MATTER OF THE APPLICATION	●	BEFORE THE PUBLIC SERVICE COMMISSION OF MARYLAND
OF THE BALTIMORE GAS AND	●
ELECTRIC COMPANY FOR	●
AUTHORIZATION TO ISSUE AND HAVE	●
OUTSTANDING AT ANY ONE TIME	●
PROMISSORY NOTES EVIDENCING	●
INTERMEDIATE TERM BANK LOANS	●
AND BANK LETTERS OF CREDIT OF	●
NOT IN EXCESS OF $600 MILLION	●
WITH MATURITY DATES NOT LATER	●
THAN SEVEN YEARS FROM DATE OF	●
ISSUANCE	●
CASE NO. 9215

On August 14, 2009, the Baltimore Gas and Electric Company (“BGE” or “Company”) filed with the Public Service Commission (“Commission”) an application for authorization to issue promissory notes evidencing intermediate-term bank loans (“Notes”) or to have letters of credit issued against bank revolving credit agreements (“Letters of Credit”), with maturities greater than 12 months, of not in excess of $600 million principal amount having maturity dates not later than seven years from the date of issuance (“Application”). Included in the Application was an affidavit of three directors of BGE required by Code of Maryland Regulations (“COMAR”) 20.70.04.02.

BGE describes the Application as “a routine, long-standing component of BGE’s financing program.”1 BGE currently has Commission authority to issue up to $400

[1]	Application, p. 1.

million of intermediate-debt,2 and the Company requests authorization for an incremental $200 million principal amount by this Application. The Application states that the issuance of the intermediate-term Notes or Letters of Credit is necessary for the reimbursement of funds expended by BGE within five years before the filing of the Application for (i) the acquisition of property; (ii) the construction, completion, extension and improvements of its facilities; and (iii) the discharge or lawful refunding of its obligations. The Application states that the Company will from time to time enter into bank loans and revolving credit agreements with any banking institution selected by the Officers of the Company, but the amount of indebtedness evidenced by the Notes and Letters of Credit outstanding will not exceed $600 million in the aggregate at any one time. The Company may issue Notes on terms, including interest rates and maturities, negotiated and approved by the Officers of the Company. The borrowings under revolving credit agreements are primarily short-term in maturity, with interest rates set based on Eurodollar or Base Rate index for periods of thirty days up to six months, or such other periods up to the maturity of the credit agreement, which may be greater than twelve months, as may be agreed to with the bank(s). Upon issuance from time to time of the Notes or Letters of Credit, the Application states that the proceeds will be used for general corporate purposes relating to the BGE’s utility business.

[2]	See Order No. 73309 dated March 19, 1997, In the Matter of the Application of Baltimore Gas and Electric Company for Authorization to Issue Promissory Notes Evidencing Intermediate Term Bank Loans of not in Excess of $400 Million, Case No. 8750.

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By memorandum dated October 14, 2009, the Commission’s Technical Staff (“Staff”) filed its comments regarding the matter. Staff noted that the Application was made pursuant to §6-102(b) of the Public Utility Companies Article, Annotated Code of Maryland (“PUC Article) which provides:

The Commission shall authorize a public service company to issue stocks, bonds, securities, notes, or other evidence of indebtedness, payable wholly or partly more than 12 months after the date of issuance, if the Commission finds that the issuance is reasonably required for the public service company to:

(1)	acquire property;

(2)	construct, complete, extend or improve facilities;

(3)	discharge or lawfully refund its obligations;

(4)	maintain or improve service; or

(5)	reimburse money, not secured by or obtained from the issuance that is expended for a purpose described in item (1), (2), or (3) of this subsection within 5 years before the filing of an application with the Commission for reimbursement.

Staff’s investigation into the Application states that the Company has Commission authority to issue up to $400 million of intermediate-term debt, and the proposed $200 million increase to $600 million complies with §6-102(b)(1), (2) and (3) of the PUC Article. Staff states that the primary purpose of intermediate-term debt, as opposed to issuing long-term bonds, is to provide the Company with flexibility and liquidity. Currently the Company’s sources of liquidity are an existing $400 million revolving credit agreement and its parent company’s cash pool.

Further, Staff noted that in reviewing the BGE’s capital structure as of December 31, 2008, BGE had a capital structure of 41% equity, with the balance in preference stock and short-term and long-term debt. Staff states that BGE is committed to maintaining an investment grade credit-rating, which BGE believes generally requires an equity component in the 40%-50% range. Staff noted that, since December 31, 2008, BGE had reduced the amount of short-term debt held from $370 million to approximately $325 million and has not issued any new long-term debt. The Company also has

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committed to not pay a dividend to its parent company in 2009, which Staff submits will increase the Company’s equity through retained earnings improving the Company’s capital long-term debt. Staff, however, points out that BGE has Commission authority to issue up to $1.7 billion of additional long-term debt, which if any long-term debt is issued pursuant to this authorization in the near future would mitigate the foregoing improvements described by Staff. Staff concluded that it is unlikely that an increase in the total amount of short- or intermediate-term debt allowed to be held by the Company at one time will have a significant impact on the Company’s financial structure.

Staff states that the Company believes that is does not currently have an ideal amount of financial flexibility to operate the Company. An alternative to the increase in the amount of intermediate-debt would be to issue additional long-term debt. The issuance of long-term debt would allow the Company to increase its cash holdings and provide additional liquidity to the Company, but such debt typically has higher interest rates than short-term debt which would increase BGE’s cost and could potentially be passed on to customers during a rate case. Staff finds that the capacity to issue additional intermediate-term debt if necessary to increase the Company’s cash holdings is the preferred alternative to issuing expensive long-term debt.

Based upon the Application and information provided by BGE, Staff recommended that the Commission authorize BGE to issue and have outstanding at any one time promissory notes evidencing intermediate-term bank loans and bank letters of credit of not in excess of $600 million with maturity dates not later than seven years from the date of issuance. Staff states that this authorization will replace the previous $400 million limit authorized to BGE in 1997.3

[3]	Id.

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The matter was considered at the Administrative Meeting of October 21, 2009. After hearing from the Company and Staff on the matter, the Commission granted BGE’s Application and authorized the Company to issue an additional $200 million of promissory notes evidencing intermediate term bank loans and bank Letters of Credit, which in the aggregate will not at any one time be in excess of $600 million and which notes will have maturity dates not later than seven years from the date of issue. The Commission concluded that approval of the Application is in the public interest, and found that the proposed issuance is consistent with the public convenience and necessity and is reasonably required for (i) the acquisition of property; (ii) the construction, completion, extension, or improvements of facilities; and (iii) the discharge or lawful refunding of obligations, which are purposes enumerated in §6-102 of the PUC Article.

This Order shall not be construed in any way as approving a particular capital structure for rate-making purposes or foreshadowing any element of a future rate-making proceeding. Furthermore, the reasonableness of actual terms and conditions of the debt issuance and the prudence of BGE’s uses of the funds will be considered in the appropriate rate-making proceeding.

IT IS THEREFORE, this 21st day of October, in the year Two Thousand and Nine, by the Public Service Commission of Maryland,

ORDERED: (1) That the Baltimore Gas and Electric Company is hereby authorized to issue an additional $200 million of promissory notes evidencing intermediate term bank loans and bank Letters of Credit, which in the aggregate will not at any one time be in excess of $600 million and which notes will have maturity dates not later than seven years from the date of issue.

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(2) That the Baltimore Gas and Electric Company shall use the proceeds from this issuance for the purposes stated in the Application; and

(3) That the Baltimore Gas and Electric Company shall file reports as necessary to comply with COMAR 20.07.04.02C.

By Direction of the Commission,

/s/ Terry J. Romine

Terry J. Romine
Executive Secretary

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SCHEDULE V

LC BANK COMMITMENTS

LC Bank	LC Bank Commitment
JPMorgan Chase Bank, N.A.	$10,000,000.00
Bank of America, N.A	$10,000,000.00
Barclays Bank PLC	$10,000,000.00
BNP Paribas	$10,000,000.00
Citibank, N.A.	$10,000,000.00
The Bank of Nova Scotia	$10,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$10,000,000.00
Wells Fargo Bank, N.A.	$10,000,000.00
U.S. Bank National Association	$10,000,000.00
Mizuho Bank, Ltd.	$10,000,000.00
Goldman Sachs Bank USA	$10,000,000.00

TOTAL	$110,000,000.00

V-1

EXHIBIT A

Form of Assignment and Acceptance

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement, dated as of March 23, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BALTIMORE GAS AND ELECTRIC COMPANY, a Maryland corporation (the “Borrower”), the lenders listed in Schedule I thereto (together with their successors and assigns, the “Lenders”), and JPMORGAN CHASE BANK, N.A., as successor administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Swingline Lender and as LC Bank. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Assignor identified on Schedule l hereto (the “Assignor”) and the Assignee identified on Schedule l hereto (the “Assignee”) agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s interests, rights and obligations under the Credit Agreement, in a principal amount as set forth on Schedule 1 hereto.

2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Interest and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest under the Credit Agreement, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 5.03 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.18(f) of the Credit Agreement.

4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of execution of this Assignment and Acceptance).

5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) [to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date] [to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.]

6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Credit Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent of the interest assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Schedule 1

to Exhibit A

Schedule 1

To Assignment and Acceptance

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

Principal Amount Assigned	Commitment Percentage Assigned

$	/ %

[Name of Assignee]:	[Name of Assignor]:

By	By
Name:	Name:
Title:	Title:

Consented to and Accepted: JPMORGAN CHASE BANK, N.A., as Administrative Agent and Swingline Lender	Consented to: BALTIMORE GAS AND ELECTRIC COMPANY

By	By
Name:	Name:
Title:	Title:

Consented to: [LC BANK], as LC Bank	Consented to: [LC BANK], as LC Bank

By	By
Name:	Name:
Title:	Title:

EXHIBIT B

Form of Borrowing Request

JPMorgan Chase Bank, N.A., as

administrative agent for the lenders parties

to the Credit Agreement referred to below

1111 Fannin St., 10th Floor

Houston, TX 77002

Attention: Utilities Department

North American Finance Group

Attention: Loan Administration

Reference is hereby made to the Credit Agreement, dated as of March 23, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BALTIMORE GAS AND ELECTRIC COMPANY, a Maryland corporation (the “Borrower”), the lenders listed in Schedule I thereto (together with their successors and assigns, the “Lenders”), and JPMORGAN CHASE BANK, N.A., as successor administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Swingline Lender and as LC Bank. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

The Borrower hereby gives notice to the Administrative Agent that Borrowings under the Credit Agreement, and of the type and amount set forth below, are requested to be made on the date indicated below to the Borrower:

Type of Borrowings	Interest Period	Aggregate Amount	Date of Borrowings

Base Rate Borrowing	N/A
Swingline Advance	N/A
Eurodollar Borrowing

The Borrower hereby requests that the proceeds of the Borrowings described in this Borrowing Request be made available to the Borrower as follows:

[insert transmittal instructions].

B-1

The Borrower hereby (i) certifies that all conditions contained in the Credit Agreement to the making of any Borrowing requested have been met or satisfied in full and (ii) acknowledges that the delivery of this Borrowing Request shall constitute a representation and warranty by the Borrower that, on the date of the proposed Borrowing, the statements contained in Section 3.02 of the Credit Agreement are true and correct.

BALTIMORE GAS AND ELECTRIC COMPANY

By
Name:
Title:

DATE:

B-2

EXHIBIT C

Form of Request for Issuance

JPMorgan Chase Bank, N.A., as

administrative agent for the lenders parties

to the Credit Agreement referred to below

1111 Fannin St., 10th Floor

Houston, TX 77002

Attention: Utilities Department

North American Finance Group

Attention: Bank Loan Syndications

[Date]

Ladies and Gentlemen:

The undersigned, Baltimore Gas and Electric Company (the “Borrower”), refers to the Credit Agreement, dated as of March 23, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BALTIMORE GAS AND ELECTRIC COMPANY, a Maryland corporation (the “Borrower”), the lenders listed in Schedule I thereto (together with their successors and assigns, the “Lenders”), and JPMORGAN CHASE BANK, N.A., as successor administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as LC Bank, and hereby gives you notice, pursuant to Section 2.04 of the Credit Agreement, that the Borrower hereby requests the issuance of a Letter of Credit (the “Requested Letter of Credit”) in accordance with the following terms:

(i) the requested date of [issuance] [extension] [modification] [amendment] of the Requested Letter of Credit (which is a Business Day) is             ;

(ii) the expiration date of the Requested Letter of Credit requested hereby is             ;1

(iii) the proposed stated amount of the Requested Letter of Credit is             ;

(iv) the beneficiary of the Requested Letter of Credit is: [insert name and address of beneficiary]; and

(v) the conditions under which a drawing may be made under the Requested Letter of Credit are as follows:             .1

[1]	Date may not be later than the fifth Business Day preceding the Maturity Date.

C-1

Attached hereto as Exhibit A is a consent to this requested [amendment] [modification] executed by the beneficiary of the Letter of Credit.2

Upon the issuance of the Letter of Credit by the LC Bank in response to this request, the Borrower shall be deemed to have represented and warranted that the applicable conditions to an issuance of a Letter of Credit that are specified in Section 3.02 of the Credit Agreement have been satisfied.

BALTIMORE GAS AND ELECTRIC COMPANY

By
Name:
Title:

[2]	Include this paragraph only if request is for modification or amendment of the Letter of Credit.

C-2

EXHIBIT D

Form of Notice of Conversion

JPMorgan Chase Bank, N.A., as

administrative agent for the lenders parties

to the Credit Agreement referred to below

1111 Fannin St., 10th Floor

Houston, TX 77002

Attention: Utilities Department

North American Finance Group

Attention: Loan Administration

[Date]

Ladies and Gentlemen:

The undersigned, Baltimore Gas and Electric Company, refers to the Credit Agreement, dated as of March 23, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BALTIMORE GAS AND ELECTRIC COMPANY, a Maryland corporation (the “Borrower”), the lenders listed in Schedule I thereto (together with their successors and assigns, the “Lenders”), and JPMORGAN CHASE BANK, N.A., as successor administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as LC Bank, and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement, that the undersigned hereby requests a Conversion under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion (the “Proposed Conversion”) as required by Section 2.03 of the Credit Agreement:

(i) The Business Day of the Proposed Conversion is             , 201    .

(ii) The Type of Advances comprising the Proposed Conversion is [Base Rate Advances] [Eurodollar Advances].

(iii) The aggregate amount of the Proposed Conversion is $            .

(iv) The Type of Advances to which such Advances are proposed to be Converted is [Base Rate Advances] [Eurodollar Advances].

(v) The Interest Period for each Advance made as part of the Proposed Conversion is      month(s).1

[1]	Delete for Base Rate Advances

D-1

The undersigned hereby represents and warrants that on the date hereof and on the date of the Proposed Conversion, the Borrower’s request for the Proposed Conversion is made in compliance with Section 2.03 of the Credit Agreement.

Very truly yours,

BALTIMORE GAS AND ELECTRIC COMPANY

By
Name:
Title:

D-2

EXHIBIT E

Form of Opinion of Counsel to Borrower

[TO BE PROVIDED]

E-1

EXHIBIT F

Form of Compliance Certificate

COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered to you pursuant to [Section 5.03(b)][Section 5.03(c)] of the Credit Agreement, dated as of March 23, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BALTIMORE GAS AND ELECTRIC COMPANY, a Maryland corporation (the “Borrower”), the lenders listed in Schedule I thereto (together with their successors and assigns, the “Lenders”), and JPMORGAN CHASE BANK, N.A., as successor administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Swingline Lender and as LC Bank. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

1. I am the duly elected, qualified and acting [Chief Financial Officer] [Treasurer] of the Borrower.

2. I have reviewed and am familiar with the contents of this Certificate.

3. Attached hereto as Attachment 1 (the “Financial Statements”) are the financial statements required to be delivered under [Section 5.03(b)][Section 5.03(c)] which I certify as having been prepared in accordance with generally accepted accounting principles consistently applied [except as set forth below] and subject to changes resulting from year end adjustments. As of the date of this Certificate, I have no knowledge of the existence, of any condition or event which constitutes an Unmatured Default or an Event of Default that has occurred and is continuing[, except as set forth below].

4. Attached hereto as Attachment 2 are the computations showing compliance with the covenant set forth in Section 5.04 of the Credit Agreement.

IN WITNESS WHEREOF, I execute this Certificate this      day of             , 201    .

BALTIMORE GAS AND ELECTRIC COMPANY

By
Name:
Title:

Attachment 1

to Exhibit F

[Set forth Financial Statements]

Attachment 2

to Exhibit F

The information described herein is as of             , 201    , and pertains to the period from             , 20     to             , 20    .

[Set forth Covenant Calculation]

EXHIBIT G

FORMS OF U.S. TAX COMPLIANCE CERTIFICATE

[See Attached Forms]

EXHIBIT G-1

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

(FOR FOREIGN LENDERS THAT ARE NOT PARTNERSHIPS

FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is hereby made to the Credit Agreement dated as of March 23, 2011, as amended, among Baltimore Gas and Electric Company (the “Borrower”), various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, modified or supplemented from time to time, the “Agreement”).

Pursuant to the provisions of Section 2.18 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advances and interests in Letters of Credit in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on United States Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT G-2

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

(For Foreign Lenders That Are Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 23, 2011, as amended, among Baltimore Gas and Electric Company (the “Borrower”), various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, modified or supplemented from time to time, the “Agreement”).

Pursuant to the provisions of Section 2.18 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advances and interests in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such interests in Letters of Credit, (iii) with respect to the extension of credit pursuant to the Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with United States Internal Revenue Service Form W-8IMY accompanied by a United States Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT G-3

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

(For Non-U.S. Participants That Are Not Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 23, 2011, as amended, among Baltimore Gas and Electric Company (the “Borrower”), various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, modified or supplemented from time to time, the “Agreement”).

Pursuant to the provisions of Section 2.18 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on United States Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT G-4

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

(For Non-U.S. Participants That Are Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 23, 2011, as amended, among Baltimore Gas and Electric Company (the “Borrower”), various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, modified or supplemented from time to time, the “Agreement”).

Pursuant to the provisions of Section 2.18 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with United States Internal Revenue Service Form W-8IMY accompanied by a United States Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]